NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE	3:00 P.M., Central Daylight Time, Friday, May 28, 2010

PLACE	Old Republic Building 22nd Floor Conference Center 307 N. Michigan Avenue Chicago, Illinois 60601

ITEMS OF BUSINESS	• To elect three members of the Class 2 Board of Directors, each for a term of three years.
• Approval of an Amendment to the Old Republic International Corporation 2006 Incentive Compensation Plan.
• To transact such other business as may properly come before the Meeting and any adjournment or postponement thereof.

RECORD DATE	You can vote if you are a shareholder of record on March 29, 2010.

ANNUAL REPORT TO SHAREHOLDERS
Our annual report to shareholders for the year 2009 is printed together with this proxy statement. The Company’s Forms 10-K, 10-Q and quarterly reports to shareholders also may be accessed through our Website at www.oldrepublic.com or by writing to Investors Relations at the above Company address.

PROXY VOTING	It is important that your shares be represented and voted at the Meeting. You can vote your shares by completing and returning your proxy card or by voting on the Internet or by telephone.

April 9, 2010	By Order of the Board of Directors
Spencer LeRoy III Senior Vice President, General Counsel and Secretary

Page No.	Table of Contents
1	General Information
1	Voting Procedures
1	Shareholder Proposals for the 2011 Annual Meeting
1	Other Matters for the Shareholder Meeting
2	Expenses of Solicitation
2	Principal Holders of Securities
3	Section 16(a) Beneficial Ownership Reporting Compliance
3-4	Item 1: Election of Directors
4	Continuing Directors
5	Board of Directors’ Recommendation
5	Corporate Governance
5	Overview
5	Leadership Structure and Risk Management
6	Board of Directors’ Responsibilities and Independence
7	Shareholders Communication with the Board
7	Procedures for the Approval of Related Person Transactions
8	The Board and its Committees
8	Board and Committee Membership
8	Audit Committee
9	Compensation Committee
9	Executive Committee
9	Governance and Nominating Committee
10	External Audit Services
11	Audit Committee Report
11	Item 2: Approval of an amendment to the Old Republic International Corporation 2006 Incentive
Compensation Plan
11	Background
11	Proposed Amendment and Purpose
12	Federal Income Tax Treatment of Stock Option Awards
12	Vote Required
12	Board of Directors Recommendation
12	Compensation Matters
12	Compensation Committee Report
13	Compensation Committee Interlocks and Insider Participation
13	Directors’ Compensation
14	Compensation Discussion and Analysis
14	Compensation Philosophy and Objectives
14	Executive Performance Considered when Making Compensation Decisions
14	Elements of Compensation and the Factors and Rationale in Determining Compensation Amounts
15-16	Summary Compensation Table
16	Annual Salary
17	Incentive Awards and Bonuses
17-18	Performance Recognition Plans
18	Nonqualified Deferred Compensation
18	Stock Option Awards
19	Stock Option Grants
19	Exercise of Stock Options
19	Equity Compensation Plan Status
20	Outstanding Equity Awards at Year End
20	Pension Plans
21	Pension Benefits
21	Employee Savings and Stock Ownership Plan
22	Other Benefits
22	Change of Control, Severance or Retirement
22	Financial Restatement
22	Tax Deductibility of Compensation
22	Stock Ownership Guidelines
A-1	Exhibit A – Amendment to 2006 Incentive Compensation Plan
B-1	Exhibit B – Amended and Restated 2006 Incentive Compensation Plan

(ii)

Proxy Statement
OLD REPUBLIC INTERNATIONAL CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
May 28, 2010

GENERAL INFORMATION

This proxy statement is being furnished to the shareholders of Old Republic International Corporation, a Delaware insurance holding corporation (together with its subsidiaries, the "Company", “Old Republic” or “ORI”), 307 North Michigan Avenue, Chicago, Illinois 60601, in connection with the solicitation of proxies by its Board of Directors for use at the annual meeting of shareholders to be held on May 28, 2010 and any adjournments thereof. The approximate date on which this proxy statement and the accompanying proxy are first being sent to the shareholders is April 9, 2010.

The proxy may be revoked at any time before it is voted by written notification addressed to the persons named therein as proxies, and mailed or delivered to the Company at the above address. All shares represented by effective proxies will be voted at the meeting and at any adjournments thereof.

If the enclosed proxy is properly executed and returned in time for voting, the shares represented thereby will be voted as indicated thereon. If no specification is made, the proxy will be voted by the proxy committee for the election of the director nominees named below (or substitutes therefor if any nominees are unable or refuse to serve); for approval of an amendment to the Company’s Incentive Compensation Plan; and in its discretion upon any other matters which may properly come before the meeting.

The Company has one class of stock outstanding, Common Stock, $1.00 par value per share ("Common Stock").  On January 29, 2010, 240,686,104 shares of Common Stock were outstanding and entitled to one vote each on all matters considered at the meeting. Shareholders of record as of the close of business on March 29, 2010 are entitled to notice of and to vote at the meeting. There are no cumulative voting rights with respect to the election of directors.

VOTING PROCEDURES

The General Corporation Law of the State of Delaware applies to the Company and specifies that unless the corporation's Certificate of Incorporation or By-laws provide otherwise, votes on matters presented at Shareholders’ Meetings are decided as follows: (1) directors are elected by a plurality of the shares present in person or by proxy at the meeting and entitled to vote, (2) amendments to the Company’s Certificate of Incorporation are determined by the affirmative vote of the majority of shares outstanding and entitled to vote, and (3) all other matters are determined by the affirmative vote of the majority of the shares present in person or by proxy at the meeting and entitled to vote. The Company's Certificate of Incorporation and By-laws do not provide for any different treatment.

Under Delaware law the votes at the Company's Annual Shareholders’ Meeting will be counted by the inspectors of election required to be appointed at the meeting. The inspectors are charged with ascertaining the number of shares outstanding, the number of shares present, whether in person or by proxy, and the validity of all proxies. The inspectors are entitled to rule on any voting challenges and are responsible for the tabulation of the voting results.

A quorum for the Company’s annual shareholder meeting is one third of the shares outstanding and entitled to vote. Under Delaware law, abstentions are counted in determining the quorum of the meeting and as having voted on any proposal on which an abstention is voted. Therefore, on those proposals which require a plurality vote of the shares at the meeting that are entitled to vote, the vote of an abstention has no effect. However, on those proposals which require an affirmative vote of the majority of shares present in person or by proxy at the meeting, the vote of an abstention has the effect of a vote against the proposal.

Shares beneficially owned but registered in the name of a broker or bank will be counted for the determination of a quorum for the meeting if there is a discretionary voting item on the meeting agenda. In such cases, if the broker or bank does not vote these shares (a “non-vote”), they will not be counted as having voted on the proposal. Therefore, on those proposals which require a plurality or a majority vote of the shares at the meeting that are entitled to vote, a non-vote will have no effect. However, on those proposals which require an affirmative vote of the majority of the shares outstanding who are entitled to vote, a non-vote has the effect of a vote against the proposal. If there are no discretionary voting items on the meeting agenda shares beneficially held in the name of a broker or bank shall not be counted in the determining a quorum. This year there are no discretionary voting items on the Company’s agenda.

SHAREHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

In order for a proposal by a shareholder of the Company to be included in the Company's proxy statement and form of proxy for the 2011 Annual Meeting of Shareholders, the proposal must be received by the Company no later than 120 days before the anniversary date of the Company’s last proxy statement.

OTHER MATTERS FOR THE SHAREHOLDER MEETING

The Company knows of no matters, other than those referred to herein, which will be presented at the meeting. If, however, any other appropriate business should properly be presented at the meeting, the proxies named in the enclosed form of proxy will vote the proxies in accordance with their best judgment.

EXPENSES OF SOLICITATION

All expenses incident to the solicitation of proxies by the Company will be paid by the Company. In addition to solicitation by mail, the Company has retained D. F. King & Company of New York City, to assist in the solicitation of proxies. Fees for this solicitation are expected to be approximately $8,500. The Company intends to reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in forwarding copies of solicitation material to beneficial owners of Common Stock held of record by such persons. In a limited number of instances, regular employees of the Company may solicit proxies in person or by telephone.

PRINCIPAL HOLDERS OF SECURITIES

The following tabulation shows with respect to (i) each person who is known to be the beneficial owner of more than 5% of the Common Stock of the Company; (ii) each director and executive officer of the Company; and (iii) all directors and executive officers, as a group: (a) the total number of shares of Common Stock beneficially owned as of March 12, 2010 and (b) the percent of the class of stock so owned as of the same date:

		Amount and
		Nature of		Percent
	Name of	Beneficial		Of
Title of Class	Beneficial Owner	Ownership		Class(*)

Common Stock	Franklin Resources, Inc.	19,378,056	(1)	8.1
Shareholders’ beneficial ownership	One Franklin Parkway
of more than 5% of the Common	San Mateo, California 94403-1906
Stock
	JP Morgan Chase & Co.	18,974,881	(1)	7.9
	270 Park Avenue
	New York, New York 10017

	FMR LLC	17,303,458	(1)	7.1
	82 Devonshire Street
	Boston, Massachusetts 02109

	Old Republic International Corporation	15,446,633	(2)	6.4
	Employees Savings and Stock Ownership
	Trust
	307 N. Michigan Avenue
	Chicago, Illinois 60601

	Black Rock, Inc.	13,548,415	(1)	5.6
	40 East 52nd Street
	New York, New York 10022

	Franklin Mutual Advisors, LLC.	12,747,567	(1)	5.3
	101 John F Kennedy Parkway
	Short Hills, New Jersey 07078

		Shares	Shares Held by	Other Shares			Percent
	Name of	Subject to	Employee	Beneficially			Of
Common Stock	Beneficial Owner	Stock Options(*)	Plans(*)(2)(3)	Owned(*)(4)	Total		Class(*)
Directors’ and	Harrington Bischof	-	-	33,260	33,260	(5)	**
executive officers’	Jimmy A. Dew	560,438	190,960	562,899	1,314,297	(6)	0.5
beneficial	John M. Dixon	-	-	18,199	18,199		**
ownership	James A. Kellogg	166,188	42,429	388,462	597,079		0.2
	Leo E. Knight, Jr.	-	-	23,181	23,181		**
	Karl W. Mueller	99,350	2,553	6,242	108,145		**
	Christopher S. Nard	442,625	10,478	24,170	477,273		0.2
	John W. Popp	-	-	23,472	23,472		**
	R. Scott Rager	139,275	37,432	2,670	197,377		**
	William A. Simpson	556,688	-	548,040	1,104,728	(7)	0.5
	Arnold L. Steiner	-	-	826,438	826,438	(8)	0.3
	Fredricka Taubitz	-	-	22,681	22,681		**
	Charles F. Titterton	-	-	23,187	23,187	(9)	**
	Dennis Van Mieghem	-	-	14,050	14,050	(10)	**
	Steven R. Walker	-	-	34,340	34,340	(11)	**
	Rande K. Yeager	68,813	21,773	9,688	100,274		**
	Aldo C. Zucaro	1,711,000	403,147	1,063,101	3,177,248		1.3

	executive officers and
	directors, as a group (18)	3,826,377	746,743	3,633,205	8,206,325		3.3
*
Calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934. Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

**	Less than one-tenth of one percent.

(1)
Reflects the number of shares shown in the most recent Schedule 13G filings with the Securities and Exchange Commission through February 15, 2010. Franklin Resources, Inc. reports that Franklin Advisory Services, LLC and Franklin Templeton Advisors, Inc. have sole voting power for 18,270,832 and 920,539 shares, respectively, and sole dispositive power for 18,457,432 and 920,539 shares respectively; JP Morgan Chase & Co. reports that it has sole and shared voting power for 16,290,855 and 1,657,173 shares, respectively, and sole and shared dispositive power for 17,313,433 and 1,661,448 shares, respectively; FMR LLC reports its subsidiary, Strategic Advisors, Inc., has sole voting and dispositive power for 919,300 shares and its subsidiary, Fidelity Management & Research Company, has sole dispositive power for 16,384,158 shares; Black Rock, Inc. reports that it has sole voting and dispositive power for all share reported; Franklin Mutual Advisors, LLC reports it has sole voting and dispositive power for all shares reported.

(2)
Reflects the number of shares held as of February 1, 2010. Under the terms of the Old Republic International Corporation Employees Savings and Stock Ownership Plan (“ESSOP”), a participant is entitled to vote the Company stock held by the ESSOP, the shares of which have been allocated to the participant's account. The Executive Committee of the Company, pursuant to the ESSOP, is authorized to vote the Company stock held by the ESSOP until such time as the shares of such stock has been allocated to a participant's account or where a participant fails to exercise his or her voting rights. Additionally, the Executive Committee may be deemed to have sole investment power with respect to unallocated stock and shared power for allocated stock held by the ESSOP. The Executive Committee is composed of Messrs. Bischof, Dixon, Popp, Steiner and Zucaro. The Trustees for the Trust established by the ESSOP are Messrs. LeRoy, Mueller, Rager and Zucaro. In addition to the ESSOP, the Old Republic International Employees Retirement Plan and two other retirement plans of subsidiaries hold an aggregate of 2,280,000 shares of the Company’s stock, not included in this table, for which the voting of these shares are controlled, directly or indirectly in a fiduciary capacity, by the Executive Committee. Also, American Business & Personal Insurance Mutual, Inc. (ABPIM) and its subsidiary Inter Capital Group, Inc. own 2,132,873 shares of the Company’s stock, not included in this table. ABPIM’s directors and senior officers are also executive officers of the Company.

(3)
Includes only the shares that have been allocated to the employer matching and employee savings accounts of the director or executive officer as a participant in the ESSOP or other Profit Sharing Plans sponsored by subsidiaries. Excludes those shares for which the director or executive officer may be deemed to have investment and voting power as a result of being a member of the Executive Committee. Includes shares of the Company’s stock held by the RMIC Profit Sharing Plan for Mr. Dew and shares of the Company’s stock held by the Great West Casualty Corporation Profit Sharing Plan for Mr. Rager.

(4)
Includes the number of shares of Common Stock that the following listed persons would receive upon converting their holdings of the Company’s 8% Senior Notes. Mr. Bischof – 13,021; Mr. Dew – 17,361; Mr. Dixon – 2,170; Mr. Kellogg – 8,681; Mr. Knight – 8,681; Mr. Mueller – 2,064; Mr. Nard – 2,170; Mr. Popp – 3,472; Mr. Rager – 2,170; Mr. Simpson – 26,042; Ms. Taubitz – 8,681; Mr. Titterton – 1,910; Mr. Walker – 4,340; Mr. Zucaro – 13,021.

(5)	Includes 8,437 shares held in trust for Mr. Bischof’s benefit.
(6)	Includes 209,471 shares owned by Mr. Dew's wife.
(7)	Includes 134,648 shares owned by Mr. Simpson's wife and 40,792 held in an IRA trust for Mr. Simpson’s benefit.
(8)
Includes 270,237 shares owned by Mr. Steiner directly, 465,000 shares held in trust for Mr. Steiner's children, for which he is a co-trustee, and 91,201 shares held by the Steiner Foundation for which Mr. Steiner disclaims beneficial ownership.

(9)	Includes 5,079 shares held in IRA and SEP-IRA trusts for Mr. Titterton’s benefit.
(10)	Includes 1,250 shares owned by Mr. Van Mieghem’s wife and 6,125 shares held in an IRA trust for Mr. Van Mieghem’s benefit.
(11)	Includes 17,925 shares held in IRA and SEP-IRA trusts for Mr. Walker’s benefit and 9,000 shares held by his wife.

SECTION 16(a) BENEFICAL OWNERSHIP REPORTIN COMPLAINCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than ten percent of the Company’s Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Based solely on reports and other information submitted by executive officers, directors and such other persons required to file, the Company believes that during the year ended December 31, 2009 all reports required by Section 16(a) have been properly filed.

ITEM 1
ELECTION OF DIRECTORS

      The following table lists all nominees and continuing directors of the Company. Three Class 2 directors are to be elected to hold office for a term of three years and until their successors are elected and qualified. On March 24, 2010, Mr. John Popp, a Class 2 director of the Company since 1993 and a director of several subsidiaries since 1984, advised that he was retiring from the Board at the end of his current term and would not stand for re-election. Following Mr. Popp’s announcement the Board reduced its size from 12 to 11 members effective May 28, 2010. Each of the nominees is a current director standing for re-election. It is intended that, in the absence of contrary specifications, votes will be cast pursuant to the enclosed proxies for the election of such nominees. Should any of the nominees become unable or unwilling to accept nomination or election, it is intended, in the absence of contrary specifications, that the proxies will be voted for the balance of those named and for a substitute nominee or nominees. However, the Company does not expect such an occurrence. All of the nominees have consented to be slated and to serve as directors if elected.

Given the reasons and background information cited next to each Director’s name below, the Board of Directors believes that each of the nominees and its other members is eminently qualified to serve Old Republic’s shareholders and other stakeholders.

		Positions with Company, Business Experience and
Name	Age	Qualifications

Nominees for Election

CLASS 2 (Term expires in 2013)

Jimmy A. Dew	69
Director since 1980. Vice Chairman of Old Republic’s subsidiary, Republic Mortgage Insurance Company (“RMIC”), of which he was a co-founder in 1973. His knowledge of RMIC gained in an executive capacity since its founding and his long service on ORI’s board make him fully conversant with the insurance industry and its risk factors.

John M. Dixon	70
Director since 2003. Formerly Chief Executive Partner with the law firm of Chapman and Cutler, Chicago, Illinois until his retirement in 2002. His qualifications include his extensive background as an attorney and his knowledge of corporate law and the risk factors of corporations like the Company.

Dennis P. Van Mieghem	69
Director since 2004. A CPA by training, he was the Partner in charge of the National Insurance Tax Practice of the accounting firm of KPMG LLP until his retirement in 1998. With this background he brings significant experience and knowledge of the insurance industry and its risk factors to service on Old Republic’s Board.

Continuing Members

CLASS 1 (Term expires in 2012)

Harrington Bischof	75
Director since 1997. President of Pandora Capital Corporation since 1996. Formerly Senior Advisor with Prudential Securities, Inc. and prior to that a Senior investment banker with the firms of Merrill, Lynch & Co. and White, Weld & Co. His long business, investment banking, and international finance experience are of significant value in the Corporation’s governance.

Leo E. Knight, Jr.	64
Director of ORI since 2006, and of several Old Republic subsidiaries since 1999. A CPA by training, he retired in 2006 as Chairman and Chief Executive Officer of National City Mortgage Company, Dayton, Ohio, following a thirty-two year career. Mr. Knight is also a director of Merscorp, Inc. He brings significant business experience in mortgage lending and the mortgage insurance industry and their risk factors to Old Republic’s Board.

Charles F. Titterton	68
Director since 2004. Formerly Director - Insurance Group with Standard & Poor’s Corp. until 2003. He brings significant business experience and knowledge of the risk factors connected with the insurance industry by virtue of a long career as a lending officer with a major banking institution and with the aforementioned rating agency.

Steven R. Walker	64
Director since 2006. Formerly Senior Counsel and Partner with Leland, Parachini, Steinberg, Matzger & Melnick, LLP, attorneys, San Francisco, California. He brings significant experience to Old Republic’s Board as both an attorney and a business manager during a long career focused on the title insurance industry.

Continuing Members

CLASS 3 (Term expires in 2011)

William A. Simpson	68
Director since 1980. Chairman of Old Republic’s subsidiary, Republic Mortgage Insurance Company (“RMIC”) of which he was a co-founder in 1973. His knowledge of RMIC’s business gained in an executive capacity since its founding, and his long service on ORI’s Board make him fully conversant with the insurance industry and its risk factors.

Arnold L. Steiner	72
Director since 1974. Retired for more than the past five years from Steiner Bank, Birmingham, Alabama of which he was President and a substantial owner. He brings long and significant experience in financial businesses and has extensive knowledge of the company and its risk factors.

Fredricka Taubitz	66
Director since 2003. A CPA by training, she was until 2000, Executive Vice President and Chief Financial Officer of Zenith National Insurance Corp. Until 1985 she had been a Partner with the accounting firm of Coopers & Lybrand (now PricewaterhouseCoopers LLP). During her long professional career she has gained significant experience in, and knowledge of the business and the risk factors associated with the insurance industry.

Aldo C. Zucaro	70
Director since 1976. Chairman of the Board and Chief Executive Officer of the Company and various subsidiaries for more than the past five years. A CPA by training, he brings a significant background as a former insurance specialist partner with Coopers & Lybrand (now PricewaterhouseCoopers LLP), and long term experience with the insurance industry in general, and the Company in particular since 1970.

BOARD OF DIRECTOR’S RECOMMENDATION CONCERNING THE ELECTION OF DIRECTORS

      The Board of Directors recommends a vote FOR the Class 2 directors listed above as nominees. Proxies solicited by the Board of Directors will be voted for the election of these nominees unless shareholders specify to the contrary.

CORPORATE GOVERNANCE

OVERVIEW

Old Republic is organized as an independent, for-profit insurance enterprise managed for the long run. Our Mission is to provide quality insurance security and related services to businesses, individuals, and public institutions and be a dependable long-term steward of the trust our policyholders and shareholders place in us. The Company’s governance and operations are guided by this Mission and the inherent public interest vested in the risk taking nature of its business. Its governance is therefore aligned with this substance of the business with due appreciation and regard for its three most important assets:

•	The investors’ capital which enables and underpins the insurance risk taking;
•	The intellectual capital, know-how, and business relationships possessed by employees at various levels of the enterprise; and
•	The Company’s good name and reputation, cultivated over its 86-plus year history, and the even longer history of some of its major insurance subsidiaries.

Information appearing on the Company’s website is not incorporated by reference in this Proxy statement. However its Corporate Governance Guidelines, Code of Ethics for the Principal Executive Officer and Senior Financial Officers, and its Code of Business Conduct and Ethics, are accessible on the website at www.oldrepublic.com. Printed copies of these documents are also available to shareholders upon request to the Investors Relations Department at the Company’s Chicago Home Office.

LEADERSHIP STRUCTURE AND RISK MANAGEMENT

The Company’s leadership structure and its risk management processes are overseen and monitored by the Board of Directors. The details of this leadership structure and the development of management talent has been the primary responsibility of the Board’s Executive Committee for many decades. This five member committee is currently composed of the Company’s Chairman of the Board (Chairman) and Chief Executive Officer (CEO), and four independent directors, including the Lead Director. The Board of Directors and its Executive Committee believe that the Company’s decades-long joining of the Chairman and CEO positions is best suited to ensuring the long term value, stability and management of the three most important assets necessary for the accomplishment of its Mission. Old Republic’s Board holds management singularly accountable for protecting and enhancing the value of these and all other assets. It therefore holds its CEO responsible for setting the proper tone in shaping and nurturing the institution’s culture and values not solely in the shareholders’ interests, but in those of its important stakeholders as well. Most critically, these include the policyholders to whom long-term promises of financial indemnity and stability are made by the Company’s insurance subsidiaries, the employees who possess the intellectual capital and business relationships necessary for the conduct and success of the Company, the debt holders who extend a portion of the capital at risk, and the regulators who are charged with protecting the public interest vested in the insurance enterprise. To meet these responsibilities and objectives, the Board expects the CEO to be a knowledgeable, and well rounded leader who, as chief enterprise risk manager is fully dedicated to Old Republic’s overall Mission and is best qualified to address and balance the interests of all major stakeholders.

In the Board’s sole discretion the Chairman and CEO positions may be separated and assigned to two individuals with extensive and complementary operating knowledge of the Company. Under the Board’s long standing corporate governance philosophy, this separation is intended to be temporary and to occur in unusual circumstances or during transitions of management authority.

While the Board has determined that the advantages of a joint Chairman and CEO position outweigh the theoretical benefits of a separated leadership structure, it has in the past few years formalized the establishment of a Lead Director position. In Old Republic’s practice the Lead Director is appointed from among the independent directors and serves as that group’s liaison to the Chairman and CEO in addition to the liaison also provided by the Executive Committee’s four independent directors. In his or her capacity, the Lead Director may preside at board meetings in the Chairman’s absence, provide input to meeting agendas of the full Board or the independent directors, and act as liaison among various committees’ chairmen in the resolution of inter-committee governance applications that may arise from time to time.

Old Republic’s multi-faceted business is managed through a relatively flat, non-bureaucratic organizational structure. The CEO has primary responsibility for managing enterprise-wide risk exposures. The Company avoids management by committee and other organizational impediments to the free flow of information and to effective decision making. Long established control processes are in place, and a variety of methods are utilized to coordinate system-wide risk taking and risk management objectives. These methods and processes are centered around three major functions:

•	Lines of business responsibility,
•	Enterprise functions, and
•	Internal audit and peer reviews.

The lines of business operations are responsible for identifying, monitoring, quantifying, and mitigating all insurance underwriting risks falling within their areas of responsibility. Lines of business managers use reports covering annual, quarterly or monthly time frames to identify the status and content of insured risk, including pricing or underwriting changes. These reports ensure the continuity and timeliness of appropriate risk management monitoring, and enterprise-wide oversight of existing or emerging issues.

The enterprise functions incorporate system-wide risk management, including asset/liability and underwriting exposure correlation controls, regulatory and public interest compliance, finance, actuarial, and legal functions. These functions are both independent of the lines of business and are coordinated on an enterprise-wide basis by the CEO.

The internal audit, as well as related underwriting and claims management peer review functions and processes provide reasonably independent assessments of management and internal control systems. Internal audit activities are intended to give reasonable assurance that resources are adequately protected; that significant financial, managerial and operating information is materially complete, accurate and reliable; and that all associates’ actions are in compliance with corporate policies, standards, procedures, internal control guidelines, and applicable laws and regulations.

Corporate culture, and the actions of all our associates and the continuity of their employment are most critical to the Company’s risk management processes. The Company’s Code of Business Conduct and Ethics provides a framework for all senior managers and employees to conduct themselves with the highest integrity in the delivery of the Company’s services to its customers and in connection with all Company relationships and activities.

The Compensation Committee, at the direction of the Board, has reviewed the Company’s compensation policies and practices and has concluded that they do not encourage the Company’s senior executives or employees to take unnecessary or excessive risks that could adversely effect the Company.

THE BOARD OF DIRECTORS’ RESPONSIBILITIES AND INDEPENDENCE

The Board of Directors’ main responsibilities are to oversee the Company’s operations. Directly and through several committees operating cohesively, the Board is charged with the following oversight duties:

•	Ascertain that strategies and policies are in place to encourage the growth of consolidated earnings and shareholders equity over the long haul, while increasing the Company’s regular dividend payout;
•	Ascertain that the Company’s business is managed in a sound and conservative manner that takes into account the public interest vested in its insurance subsidiaries;
•	Provide advice and counsel to management on business opportunities and strategies;
•	Review and approve major corporate transactions;
•	Monitor the adequacy of the Company’s internal control and financial reporting systems and practices to safeguard assets and to comply with applicable laws and regulations;
•	Ascertain that appropriate policies and practices are in place for managing the identified risks faced by the enterprise;
•	Evaluate periodically the performance of the Chairman and Chief Executive Officer in the context of the Company’s Mission and performance metrics;
•	Review and approve senior management’s base and incentive compensation taking into account the business’ performance gauged by its return on equity and growth of operating earnings;
•	Review periodically senior management development and succession plans both at corporate and operating subsidiary levels;
•	Select and recommend for election by the shareholders candidates deemed qualified for Board service; and
•
Select and retain independent auditors for the principal purpose of expressing their opinion on the annual financial statements and internal controls over financial reporting of the Company and its subsidiaries.

In considering the qualifications and independence of board members and candidates, the Board of Directors, through the Governance and Nominating Committee, seeks to identify individuals who, at a minimum:

•	Satisfy the requirements for director independence;
•	Are, or have been, senior executives of businesses or professional organizations;
•	Have significant business, financial, accounting and/or legal backgrounds useful to the Company’s operations, markets and customer services.

Additionally, the Board seeks to retain and attract members possessing certain critical personal characteristics, most importantly, (i) respect within the candidate’s social, business and professional community for his or her integrity, ethics, principles and insights; (ii) demonstrated analytic ability; and (iii) ability and initiative to frame insightful questions, to challenge questionable assumptions collegially, and to disagree in a constructive fashion as appropriate.

The Company’s insurance business is conducted through four insurance segments which, in the aggregate, are broadly diversified as to type of coverages and services provided. Each of the segments’ insurance subsidiaries is highly regulated by state and federal governmental agencies as to their capital requirements, financial leverage, business conduct, and accounting and financial reporting practices. In part, as the result of the specialized nature of its businesses and their regulation, it is the Company’s view that at least two to four years are normally required for a new director to develop sufficient knowledge of the business to become a fully productive and effective contributor to the Company’s governance. Reflecting this, each director is expected to serve two or more three-year terms on the Company’s classified Board, that of one or more of its key insurance subsidiaries, and on one or more Board committees.

The commitment of a substantial expenditure of time for meetings, preparation therefor, and related travel is essential to the performance of a director’s responsibilities. Owing to the risk taking nature of much of the Company’s business, a demonstrated long-term orientation in a Board member’s business dealings and thought process is considered very important. The Company’s Board of Directors has been classified into three classes for several decades. Excepting the possibility of uneven distribution among the classes, one-third of the Board is therefore elected annually. This organizational structure is intended to promote continuity and stability of strategy and business direction for the best long term interests of investors in the Corporation’s securities, the confidence of insurance subsidiaries’ policyholders, and the long term expectations of other stakeholders.

Nine of the Company’s directors have been affirmatively determined to qualify as “independent” directors in accordance with Section 303A.02 of the Listing Standards of the New York Stock Exchange (“NYSE”) and item 407 (a) of Regulation S-K of the SEC. Neither they nor any members of their immediate families had any of the types of disqualifying relationships with the Company or any of its subsidiaries during 2009 or the two years prior to that, as set forth in subsection (b) of Section 303A.02 of the NYSE’s Corporate Governance Standards. The independent directors who are listed below selected from among themselves a Lead Director; and met on a regular basis during 2009 in executive sessions without management present. The Lead Director is nominated by the Governance and Nominating Committee and elected annually by the independent directors. Arnold L. Steiner has been Lead Director for 2009 and through the date of this proxy statement.

Membership on the Company’s Audit, Compensation, and Governance and Nominating Committees consists exclusively of independent directors. The members, chairpersons and vice-chairpersons of these committees are recommended each year to the Board by the Governance and Nominating Committee in consultation with the Executive Committee. Each of the three committees has the authority to retain independent advisors or counsel as necessary and appropriate in the fulfillment of their duties. The chairpersons set the agenda of their respective committees’ meetings consulting as necessary and appropriate with the Chairman and CEO.

Shareholders Communication with the Board

Shareholders of the Company and other interested parties may communicate with the Lead Director, the independent directors, the Board of Directors as a whole or with any individual director. The communications must be in writing and sent to Old Republic International Corporation, c/o Secretary, 307 N. Michigan Ave, Chicago, IL 60601. The Secretary will promptly forward the communications to the intended recipient.

PROCEDURES FOR THE APPROVAL OF RELATED PERSON TRANSACTIONS

In addition to its Code of Business Conduct and Ethics and a Code of Ethics for The Principal Executive Officer and Senior Financial Officers, Old Republic also has a conflict of interest policy which is circulated annually, and acknowledged by all directors, officers and senior managers of the Company and its subsidiaries. This policy states that no director, officer, or employee of the Company or its subsidiaries may acquire or retain any interest that conflicts with the interest of the Company. This includes direct or indirect interests in entities doing business with the Company or its subsidiaries. If such a conflict occurs, the director, officer or employee is required to make a written disclosure of the conflict to the Company.

The directors, officers and affected employees are required to notify the Company of the actual or potential existence of a related party transaction, as defined by SEC rules. Directors are required to notify the Chairman of the Board, unless the Chairman is an affected director, in which case he or she is required to notify the Lead Director. Executive officers are required to notify the CEO, unless the CEO is the affected executive, in which case he or she is required to notify the Chairman or Lead Director as appropriate. Under the procedures, the CEO, Chairman or Lead Director as applicable, must conduct a preliminary inquiry into the facts relating to any existing or potential related party transaction. If, based upon the inquiry and the advice of legal counsel, the CEO, Chairman or Lead Director, as applicable, believes that an actual or potential related party transaction exists, then he or she is required to notify the entire Board. In turn, the Board is required to conduct a full inquiry into the facts and circumstances concerning a conflicted transaction and to determine the appropriate actions, if any, for the Company to take. Any director who is the subject of an existing or potential related party transaction will not participate in the decision-making process of the Board relating to what actions, if any, shall be taken by the Company with respect to such transaction.

The Board met four times, once each quarter, and participated in two interim telephone meetings in 2009. Each incumbent director attended at least 75% of the aggregate of the meetings of the Board and Committees on which each served. The Company does not require its Board of Directors to attend annual meetings of its shareholders. The meetings are conducted by the Chairman of the Board and Chief Executive Officer who is the designated spokesperson for the Corporation and represents the entire Board for these and other purposes.

THE BOARD AND ITS COMMITTEES

The following table shows the membership in the Board and its committees.

BOARD AND COMMITTEE MEMBERSHIP (as of March 31, 2010)

Committee Membership
Governance
	Independent	Other			and
Director	Directors(a)	Directors(b)	Executive	Audit	Nominating	Compensation
Harrington Bischof	X		X		X(d)	X
Jimmy A. Dew		X
John M. Dixon	X		X		X	X(c)
Leo E. Knight, Jr.	X			X(d)(e) X
John W. Popp	X		X	X(c)(e)		X
William A. Simpson		X
Arnold L. Steiner	X(f)		X		X	X
Fredricka Taubitz	X			X(d)(e)		X
Charles F. Titterton	X			X(e)	X(c)
Dennis P. Van Mieghem	X			X(e)		X(d)
Steven R. Walker	X				X	X
Aldo C. Zucaro		X	X(c)
Number of scheduled meetings during 2009	4	4	5	5	5	4
Number of written consents and telephone meetings during 2009	2	2	2	3	-	-
(a) Independent director as that term is defined in SEC Rules and the Listing Standards of the NYSE.  (b) The Other Director classification includes all directors who are members of management, or do not currently meet the standard indicated at (a) above.   (c) Chairman   (d) Vice-Chairman   (e) Financial Experts as that term is defined in SEC Regulation S-K.  (f) Lead Director.

The Audit Committee is organized to monitor the integrity of the Company’s financial statements and the effectiveness of the Company’s internal control over financial reporting, its compliance with legal and regulatory requirements, and the qualifications and performance of the Company’s internal auditors and the appointment, compensation, retention and oversight of the Company’s registered public accounting firm. It operates pursuant to a written charter approved each year by the Board of Directors, performs an annual self-evaluation, and is required to annually make a report which is printed below. While information appearing on the Company’s website is not incorporated by reference in this proxy statement, the Committee’s charter may be viewed at www.oldrepublic.com. Printed copies are also available to shareholders upon request.

Each Audit Committee member has been affirmatively determined to qualify as “independent”, in accordance with the SEC’s Rule 10A-3(b)(1) and the NYSE’s Listing Standards. All five members of the Committee are deemed to qualify as audit committee financial experts, as that term is defined in SEC Regulation S-K. No member served on the audit committees of three or more unrelated publicly held companies.  The current members of the Audit Committee are as follows:

Audit Committee
Leo E. Knight, Jr., Vice-Chairman	John W. Popp, Chairman
Fredricka Taubitz, Vice-Chairman	Charles F. Titterton
Dennis P. Van Mieghem

The Audit Committee held five meetings during 2009. In addition, there were three telephone conference calls held with the Company’s independent auditors and management prior to the Company’s filing of quarterly reports on SEC Form 10-Q.

The Compensation Committee assists the Board in fulfilling its responsibility for the oversight of the Company’s benefit plans, evaluating the performance of the Company’s CEO and other executive officers (collectively, the “executive officers”), fixing their annual salaries, approving incentive and stock option plans and awards, and reviewing and evaluating any other compensation or benefits. The Committee consults with the CEO and President as to the performance, compensation and awards of the Company’s other key employees. The Committee is also responsible for reviewing directors’ compensation and subjects itself to an annual performance self-evaluation. The Committee is required to annually produce a report which is printed below.

Each member of the Committee has been affirmatively determined to qualify as “independent” in the judgment of the Company’s Board of Directors and according to the listing standards of the NYSE and SEC rules. As part of its function, the Committee has previously retained an independent compensation consultant, Frederic W. Cook & Co., Inc., to review the Company’s compensation programs and its procedures for setting compensation for the Company’s executive officers. The consultant’s review included a comparison of the compensation and benefit programs of companies similar in size, operation and organization as the Company, including a review of a peer group of companies determined by the Committee to be appropriate for comparison. The Committee consulted with the compensation consultant during 2009 and 2010. The consultant performed no other work for the Company or any of its subsidiaries and played no role in recommending the amount and form of compensation for the executive officers or Directors of the Company. All compensation recommendations are made solely by the Compensation Committee following consultation with the CEO and the President regarding the Company’s executive officers (other than the CEO and the President) and other senior staff members of the Company.

The Committee is composed of seven directors and operates pursuant to a written charter approved each year by the Board of Directors. While information appearing on the Company’s website is not incorporated by reference in this Proxy statement, the Committee’s charter may be viewed on the Company’s website at www.oldrepublic.com. Printed copies are available to shareholders upon request. The current members of the Compensation Committee are as follows:

Compensation Committee
Harrington Bischof	John M. Dixon, Chairman
John W. Popp	Arnold L. Steiner
Fredricka Taubitz	Dennis P. Van Mieghem, Vice-Chairman
Steven R. Walker

The Executive Committee is empowered to exercise the Board of Directors’ authority between scheduled meetings, except as provided in the By-laws or otherwise limited by the provisions of the General Corporation Law of the State of Delaware. The Committee operates pursuant to a written charter. It is authorized to evaluate the performance of the CEO and other senior executives, to review and approve the Company’s investment policy, to review and approve the Company’s dividend and capitalization policies, to monitor the Company’s enterprise risk management and to annually review and evaluate executive succession plans and make any necessary and appropriate recommendation to the Governance and Nominating Committee regarding Board and committee membership. While not incorporated by reference in this proxy statement, the Committee’s charter may be viewed on the Company’s website at www.oldrepublic.com. Printed copies are available to shareholders upon request. The Committee also oversees the Company’s pension and Employees Savings and Stock Ownership plans. The current members of the Executive Committee are as follows:

Executive Committee
Harrington Bischof	John M. Dixon
John W. Popp	Arnold L. Steiner
Aldo C. Zucaro, Chairman

The Governance and Nominating Committee is organized to oversee the Company’s policies relative to the size, composition and qualifications of the Board of Directors. The Committee is also authorized to establish procedures to identify and recommend qualified candidates for election to the Board, taking into consideration any recommendations from the Executive Committee, and to oversee compliance with corporate governance principles and procedures for the nomination process. The Committee operates pursuant to a written charter approved each year by the Board of Directors, and performs an annual self-evaluation.

The Board is currently composed of twelve persons of whom nine are classified as independent. It is the Company’s longer term objective to reduce the size of its Board to between nine and eleven members, and to aim for at least 80% representation by independent directors. One of the goals of the Committee is to have the Board reflect diversity as regards to professional and business experience. Neither race, gender nor national origin is considered by the Committee when reviewing proposed candidates or the re-nomination of existing directors. The Committee believes the Board is appropriately diverse in the context of the Company’s business needs and the Board’s responsibilities to Shareholders and other stakeholders.

The Committee evaluates and proposes new and continuing candidates to the Board at large for approval and slating. The Committee can consider director candidates nominated by shareholders. Any name presented for consideration must be submitted to the Committee’s Chairman with a copy to the Secretary no later than 120 days before the anniversary date of the Company’s last proxy statement. It should be accompanied by a comprehensive description of the person’s qualifications plus additional sources of relevant information which will assist the Committee in its review of the person’s background and qualifications, and determination of fitness to serve. All candidates nominated by shareholders will be evaluated on the basis of the same minimum criteria and additional background qualifications and experience discussed in this proxy. A candidate who does not satisfy the minimum criteria qualifications will not be recommended by the Committee for membership on the Board. Given the long-term, regulated nature of the Company’s business, nominees will not be considered if they are regarded simply as representatives of a particular shareholder or group of shareholders with a short-term agenda and not oriented toward the demands of a regulated business vested with the public interest.

While not incorporated by reference in this proxy statement, the Committee’s charter may be viewed on the Company’s website at www.oldrepublic.com. Printed copies are available to shareholders upon request. In the judgment of the Company’s Board of Directors each member of the Committee is considered independent pursuant to the Listing Standards of the NYSE and the rules of the SEC. The Committee’s current members are as follows:

Governance and Nominating Committee
Harrington Bischof, Vice-Chairman	John M. Dixon
Leo E. Knight, Jr.	Arnold L. Steiner
Charles F. Titterton, Chairman	Steven R. Walker

EXTERNAL AUDIT SERVICES

For more than the past five years, the Committee has selected PricewaterhouseCoopers LLC (“PwC”) as the Company’s independent registered public accounting firm (“independent auditors”) to examine it’s consolidated financial statements. A member of PwC will be invited to attend the Company’s Annual Meeting of Shareholders. He or she will be provided with an opportunity to make a statement if so desired, and be available to respond to appropriate questions. On March 10, 2010, the Company requested proposals for the 2010 financial statement audit from PwC and several other independent auditors. On March 19, 2010, PwC advised the Company that it was declining to stand for re-election as independent auditors for Old Republic for fiscal 2010. As a result of the declination by PwC, Old Republic’s Audit Committee must now select a new independent auditor from among several firms which choose to submit proposals for consideration. Accordingly, the Company is unable to submit a selection to a vote of the shareholders. The selection of auditors will take place following an evaluation of the submitted proposals.

PwC’s aggregate fees for professional services for the years listed are shown below. The Company has been advised that PwC’s greater fees for 2005 and subsequent years are primarily reflective of the firm’s added work to comply with its interpretation of the requirements imposed by the Sarbanes Oxley Act and the Public Companies Accounting Oversight Board. The higher fee for 2009 is attributed to those reasons and the additional fees resulting from the Company’s request for PwC to provide conflict letter procedures and its mortgage guaranty revenue recognition issue for that year.

							Pre-Sarbanes
							Oxley
							Average
Type of Fees	2009		2008	2007	2006	2005	2003-2001
Audit Fees	$ 3,630,230	(*)	$ 3,407,078	$ 3,268,527	$ 3,994,716	$ 3,935,418	$ 1,516,181
Audit Related Fees	417,445		488,058	472,874	495,238	569,707	287,979
Tax Fees	8,486		8,027	8,481	7,093	8,772	-
All Other Fees	3,713		3,287	3,816	3,390	3,000	2,715
Total	$ 4,059,874		$ 3,906,450	$ 3,753,698	$ 4,500,437	$ 4,516,897	$ 1,806,876

_________
(*) Includes additional audit fees charged by PwC of $194,000 to provide conflict letter procedures and $198,000 for time dedicated to resolution of the Company’s mortgage guaranty revenue recognition issue in 2009.

The term “Audit Fees” refers to expenses covering (a) professional services rendered by PwC for the audit of the Company’s annual financial statements included in the Company’s Form 10-K, (b) reviews without audit of financial statements included in the Company’s Forms 10-Q, and (c) services normally provided by PwC in connection with statutorily mandated audits of statutory financial statements and filings. “Audit Related Fees” refers to fees for assurance and related services by PwC that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees”. They consisted primarily of fees for actuarial support of audit functions, independent actuarial opinions required for regulatory purposes on insurance subsidiaries’ claim reserves, audits of employee benefit plans, and assistance in certain state insurance department examinations. Since 2006, audits of employee benefit plans have been performed by an independent audit firm other than PwC. “Tax Fees” refers to fees for professional services rendered by PwC for tax compliance. The term “All Other Fees” refers to fees for products and services provided by PwC, other than those reported under the preceding categories, and consisted of charges for utilizing certain software for the Company’s Canadian insurance operations.

The Charter of the Audit Committee requires that it pre-approve all non-audit work by the Company’s independent auditors. In determining whether to approve non-audit services, the Committee considers whether the services in question facilitate the performance of the audit, improve the Company’s financial reporting process or are otherwise in the Company’s and its shareholders’ interests.  All of the Audit-Related Fees, Tax Fees and All Other Fees billed to the Company in 2009 were approved by the Audit Committee pursuant to the pre-approval waiver requirements of SEC Regulation S-X. The Audit Committee has determined that the other services and products provided by PwC were not incompatible with PwC’s independence as the Company’s auditors.

PwC has advised the Committee that all of its employees engaged in the Company's audit were its full-time permanent employees, and were independent of the Company.

AUDIT COMMITTEE REPORT FOR 2009

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

In accordance with its written charter, the Audit Committee (“Committee”) assists the Board in fulfilling its oversight responsibilities. As part of its function, the Committee appointed PwC as the Company’s independent auditors for 2009.

The Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. During 2009, the Committee reviewed the interim financial and other information contained in each quarterly report on Form 10-Q filed with the Securities and Exchange Commission with the Chief Executive Officer, Chief Financial Officer, and the independent auditors prior to its filing. The Annual Report on Form 10-K was similarly reviewed. In addition, the Committee discussed with the independent auditors matters covered by applicable Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Committee also received the letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed such matters with PwC. The Committee met regularly with the Company’s legal counsel to review the status of litigation involving the Company or its subsidiaries and to ascertain that the Company complied with applicable laws and regulations.

Following all these discussions and reviews, the Committee recommended to the Board of Directors and the Board approved the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Leo E. Knight, Jr., Vice-Chairman	John W. Popp, Chairman
Fredricka Taubitz, Vice-Chairman	Charles F. Titterton
Dennis P. Van Mieghem

ITEM 2
APPROVAL OF AN AMENDMENT TO THE OLD REPUBLIC INTERNATIONAL CORPORATION 2006 INCENTIVE COMPENSATION PLAN

Background

On May 26, 2006, the Shareholders of the Company approved the Old Republic International Corporation 2006 Incentive Compensation Plan (“Incentive Plan”). The details of the Incentive Plan are described in the sections labeled “Performance Recognition Plans” and “Stock Option Awards” of this proxy statement.

On February 25, 2010, the Compensation Committee, which is composed solely of independent directors, and the Board of Directors approved an amendment to the Incentive Plan (the “Proposed Amendment”) and recommended that this Proposed Amendment be submitted to the Company’s Shareholders for their approval. A copy of the Proposed Amendment is attached as Exhibit A. If the Proposed Amendment is approved by the Shareholders of the Company, the number of shares subject to award under the Incentive Plan both with regards to Options and other Stock Unit Awards shall be reduced from a maximum of nine percent (9%) of the Company’s outstanding shares (approximately 21.7 million shares based on the outstanding number of the Company’s shares on January 29, 2010) to 14.5 million shares of the Company’s Common Stock. An amended Restated Incentive Plan, attached as Exhibit B, will become effective May 28, 2010 if the Proposed Amendment is approved by the shareholders.

Proposed Amendment and Purpose

Currently there are approximately 15.4 million option shares outstanding under the Incentive Plan and the prior option plans that the Company has sponsored. All of these outstanding option shares, except for those awarded in 2009, were granted with exercise prices that are in excess of the Company’s current trading price on the NYSE. As a result, less than 1 million option shares, or about 0.4% of the Company’s outstanding Common Stock are in the money and of that number only ten percent (10%) are currently vested and exercisable by the option holders. Under the current Incentive Plan, as of March 12, 2010, about 5.9 million option shares are available for award. The shares available, in the future, under the Incentive Plan until its termination is a function of nine percent (9%) of the Company’s outstanding Common Stock less the then outstanding options as adjusted for options exercised, forfeited and cancelled. For the period 2005 to 2009 an average annual award of 0.8% of the Company’s outstanding Common Stock occurred. This resulted in approximately 9.4 million option shares being awarded. During the same period, about 5.2 million option shares were exercised, forfeited or cancelled. As such, the Company has estimated, based upon previous option awards, that until the Incentive Plan terminates in 2016, approximately 14.5 million options shares would be available for awards.

The Compensation Committee, whose members are not eligible to receive stock options awards or other stock unit awards pursuant to the Incentive Plan, and who have never received any such awards, have determined that the Company, its shareholders and its employees eligible for awards under the Incentive Plan would be better served if the existing Incentive Plan were amended to fix the number of future awards available at 14.5 million shares until the Incentive Plan terminates in 2016. The Board of Directors has concurred and has recommended the approval of this Amendment to the Shareholders. The Proposed Amendment shall end the Company’s authority to make awards which would result in the total number of award shares equaling nine percent (9%) or approximately 21.7 million shares of the Company’s outstanding Common Stock. Options granted and awards made prior to the Proposed Amendment shall continue to remain outstanding until they are exercised, forfeited, cancelled or expire. No stock option awards under the Incentive Plan shall be re-priced or surrendered under the Proposed Amendment.

Once the 14.5 million shares authorized by the Proposed Amendment are awarded, no additional option shares or other Stock Unit awards shall be made under the Incentive Plan. Additional shares shall only be authorized following Board and Shareholder approvals of an amendment to the Incentive Plan authorizing additional shares or a new plan is approved by the Board and Shareholders. However, the number of shares authorized by the Proposed Amendment shall be adjusted for any stock dividends or splits by the Company. Also, the number of shares authorized shall not be reduced in the event the Company or any subsidiary acquires another company that has a pre-existing plan not adopted in contemplation of an acquisition or combination with the Company, provided such awards were made to individuals who were employees of the acquired company prior to the acquisition or combination or such awards were not granted after a date when awards under the Incentive Plan could have been granted to the employees of the acquired company. Finally, if shares subject to award after the Proposed Amendment is adopted are forfeited, expire or terminate without issuance of all or a portion of the shares subject to such award, such shares shall, to the extent of their forfeiture, expiration, termination or non-issuance, be added back to the number then remaining available for award under the Proposed Amended Incentive Plan. If the Proposed Amendment is approved, the aggregate number of option shares awarded in the future, including any awarded after March 12, 2010, shall be deducted from the 14.5 million option shares authorized by the Proposed Amendment.

The Board of Directors of the Company may at any time amend, suspend or terminate the Incentive Plan. No termination or amendment shall, without the consent of the individual to whom any Stock Option or other Stock Unit Award shall have been granted, adversely affect the rights of such individual.

In all other respects, except to the extent amended by the Proposed Amendment, the Incentive Plan shall remain unchanged from the plan approved by Shareholders on May 26, 2006.

Federal Income Tax Treatment of Stock Option Awards

Awards granted under the Incentive Plan will not qualify for the special tax treatment accorded to certain statutory stock options under the Internal Revenue Code (the “Code”), nor is the Incentive Plan (and Proposed amendment) a qualified pension, profit-sharing or stock bonus plan under the Code. A participant will not recognize ordinary income for federal income tax purposes at the time of the grant of a Stock Option. However, upon the exercise of a Stock Option, the participant will realize ordinary income in an amount measured by the value of the Option share on the date of exercise over the option price for the Stock Option, if any, and the company shall be entitled to a corresponding deduction, subject to the requirements of Section 162(m) of the Internal Revenue Code. To comply with the requirements of Section 162(m), the Incentive Plan (and Proposed Amendment) sets a limit of 2,000,000 option shares or other stock unit awards representing no more than 400,000 shares for any participant during a 36-month period. The Company is required for federal income tax purposes to withhold tax on such income realized through the exercise of a Stock Option. Upon a subsequent disposition of shares, acquired by a Stock Option the participant will realize short-term or long-term capital gain or loss, depending on the term the stock is held after the date of exercise, with the basis for computing such gain or loss equal to the option price plus the amount of ordinary income realized upon exercise.

Vote Required

The Proposed Amendment will not become effective unless approved by the Company’s Shareholders. The affirmative vote of the holders of a majority of the Company’s securities present at the meeting who are entitled to vote on the proposal is required to approve the Proposed Amendment.

Board of Directors Recommendation

The Board of Directors recommends a vote FOR the Proposed Amendment to the 2006 Incentive Compensation Plan. Proxies solicited by the Board of Directors will be voted in favor of this proposal unless shareholders’ specify to the contrary in their proxies.

COMPENSATION MATTERS

COMPENSATION COMMITTEE REPORT FOR 2009

The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Committee met its oversight responsibilities through March 2010 by reviewing and discussing with the Company’s management the Compensation Discussion and Analysis (CD&A) contained in this proxy statement. Based upon this review, its discussions and its activities, the Committee recommended that the CD&A be included in this proxy statement.

Harrington Bischof	John M. Dixon, Chairman
John W. Popp	Arnold L. Steiner
Fredricka Taubitz	Dennis P. Van Mieghem, Vice-Chairman
Steven R. Walker

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation Committee has served as an officer or employee of the Company or any of its subsidiaries, nor has any executive officer of the Company served as a director or member of a compensation committee for any company that employs any director of the Company or member of the Compensation Committee.

Directors’ Compensation

Independent directors receive an annual retainer of $90,000 plus an additional annual fee of $10,000 for each committee on which they serve. The Lead Director, Mr. Steiner, and the chairmen of the Governance and Nominating and Compensation Committees, Messrs. Titterton and Dixon, respectively, each receive an additional annual retainer of $10,000. Mr. Popp as Chairman of the Audit Committee is paid an additional annual retainer of $15,000. Each of the Committees’ Vice-Chairmen receives an additional retainer of $5,000. Independent directors also serve as directors of regulated subsidiary companies and these fees cover service on such subsidiary boards and related committees. Directors’ compensation is reviewed annually, and any changes are recommended by the Compensation Committee, in consultation with the CEO and any independent consultant retained by the Committee for that purpose. The Committee’s recommendations are in turn voted upon by the full Board.

Non-employee directors are not currently eligible for stock option awards. Incentive compensation awards, deferred compensation awards and pensions are currently limited to eligible full time employees. Mr. Zucaro as an employee and executive officer of the Company has his compensation reported in the Summary Compensation Table shown elsewhere in this proxy statement. Messrs. Dew and Simpson, who are retired, have their compensation reported in the Director Compensation table that follows. This table reports their consulting compensation and the value of all other compensation for 2009. Other than their participation in a 401(k) program sponsored by Republic Mortgage Insurance Company, (“RMIC”), a subsidiary company, neither Messrs. Dew or Simpson participated in a pension plan sponsored by the Company or any subsidiary.

The following table lists the compensation paid to each director of the Company. The Company and its subsidiaries, also, either directly pay, or reimburse directors for travel, lodging and related expenses incurred in attending meetings.

2009 Directors Compensation
		(c)
	(b)	Non-Qualified
	Fees Earned	Deferred	(d)
(a)	Or Paid in	Compensation	All Other	(e)
Name	Cash	Earnings	Compensation	Total
Harrington Bischof	$126,250	-	-	$126,250
Jimmy A. Dew	176,000(1)	23,058(2)	$811,207(4)	1,010,265
John M. Dixon	130,000	-	-	130,000
Leo E. Knight, Jr.	115,000	-	-	115,000
John W. Popp	135,000	7,336(3)	-	142,336
William A. Simpson	264,000(1)	32,773(2)	465,307(4)	762,080
Arnold L. Steiner	130,000	-	-	130,000
Fredricka Taubitz	115,000	-	-	115,000
Charles F. Titterton	118,750	-	-	118,750
Dennis Van Mieghem	115,000	-	-	115,000
Steven R. Walker	110,000	-	-	110,000

(1)
Messrs. Dew and Simpson were not paid any director fees during 2009 but were paid $176,000 and $264,000, respectively, as consultants of RMIC as they continued as non executive Vice Chairman and Chairman of RMIC.

(2)	During 2009, Messrs. Dew and Simpson were credited with $23,058 and $32,773, respectively, for interest on deferred balances held under the RMIC Key Employee Performance Recognition Plan.
(3)	During 2009, Mr. Popp was credited with interest on the deferred balance of compensation due him from a subsidiary of the Company for work done for that subsidiary many years ago.
(4)
Messrs. Dew and Simpson were paid $811,207 and $465,307, respectively, as one time lump sum settlements of previously deferred benefits under the RMIC Supplemental Retirement Plan during 2009. These payments resulted from their retirement at year end 2008.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

     Compensation levels are set to enable the Company to attract and retain key executives and other associates critical to its long-term success. The Company believes that compensation paid to the executive officers with major policy setting responsibilities should be closely aligned with the performance of the Company on both a short-term and long-term basis. In this regard, performance is evaluated principally on the basis of achieved returns on equity and growth in operating earnings over multi-year periods. For all other executive officers and key employees, compensation is based in part on the foregoing financial factors as well as on their individual performances in supportive staff positions.

     Neither the CEO, Chief Financial Officer (CFO), nor other executive officers of the Company have employment contracts. They and all other associates of the Company and its subsidiaries are employees at will. Compensation for most senior officers is set annually by the Compensation Committee of the Board of Directors based either on its sole determination or in consultation with the CEO. The Company does not set any salary, incentive award or stock option targets or conditions for its executive officers which will automatically result in salary increases or awards based solely on the achievement of such targets or conditions. Rather, the Company attempts to make the total compensation paid to executive officers and its other employees, including non executive officers, reflective of the financial performance actually achieved by the Company and the divisions or units they work for. In certain cases, employees’ individual performance is subjectively evaluated and their incentive compensation is set at a level reasonably competitive with other companies in the insurance industry. In all of these regards, the Company does not measure each individual element of compensation against similar elements paid by other companies or its peer group. Nor is any compensation element or the total compensation paid to any executive based solely on comparisons with those of other companies or their executives.

The companies Old Republic has selected as members of its peer group for 2009 were: Ace Limited, American Financial Group, Inc., The Chubb Corporation, Cincinnati Financial Corporation, First American Corporation, MGIC Investment Corporation, Markel Corporation, The PMI Group, Inc., Stewart Information Services Corporation, Travelers Companies, Inc. and XL Capital Ltd. A comparison of the aggregate stock performance of this peer group and Old Republic’s appears in a five year chart in Part II of the Company Annual Report on Form 10K.

Executive Performance Considered in Reaching Compensation Decisions

The Company rewards performance which the Compensation Committee believes will lead to both short-term and long-term success. The Committee evaluates the Company’s CEO performance and compensation in the context of the following most significant factors:

●      Vision and planning for the Company’s future, principally on a long-term basis;
●      Strategies established and implemented to realize these plans;
●      Leadership qualities;
●      Judgment in making decisions regarding plans and general management of the Company’s affairs;
●      Commitment to achieving goals, especially when faced with adversity;
●	Ability in setting objectives and promoting the best interests of the Company’s shareholders, the beneficiaries of its subsidiaries’ insurance policies, and those of other stakeholders;
●	Adherence to high ethical standards that promote and protect the Company’s good name and reputation.

No particular component is given any greater weight than another. Rather, each Compensation Committee member subjectively reviews these characteristics in the aggregate and exercises his or her best business judgment in reaching conclusions. The Committee evaluates the other policy-making executive officers’ performance and compensation in consultation with the CEO and in the context of the above noted factors. The performance of non-policy-making executive officers is likewise reviewed by the Committee in consultation with the CEO.

Elements of Compensation and the Factors and Rationale in Determining Compensation Amounts

     The compensation paid by the Company to its CEO and other executive officers is usually composed of the following basic elements:

●     Annual Salary;
●
Incentive awards including both cash and deferred amounts, based on earnings and return on equity achievements of the Company and its subsidiaries over multi-year periods, and in certain cases, bonuses based also upon their individual performances.

●     Stock option awards; and
●     Miscellaneous other benefits such as pensions and health insurance programs.

The following table shows the segmented sources of Old Republic’s pre-tax and post-tax operating income. The level and trends in earnings of such segments and their past  and most recent contributions to the Company’s growth in the shareholders’ equity account are important considerations in the determination of cash and stock option incentive compensation for policy-making executive officers in particular.

	Segmented Operating Results
	($ in Millions)
	2009	2008	2007	2006	2005
Pretax operating income (loss)(a):
General insurance	$ 200.1	$ 294.3	$ 418.0	$ 401.6	$ 350.0
Mortgage guaranty	(486.4)	(594.3)	(110.4)	228.4	243.7
Title insurance	2.1	(46.3)	(14.7)	31.0	88.7
Corporate and other (b)	4.0	13.5	15.1	-	(.1)
Total	(279.9)	(332.7)	308.0	661.1	682.4
Income taxes (credits) on operating income (loss)	(122.7)	(144.6)	81.3	208.6	173.2
Net operating income (loss) (a)	$(157.2)	$(188.1)	$ 226.7	$ 452.4	$ 509.1

(a)
Operating income is a non-GAAP reflection of the Company’s business results in as much as it excludes investment gains or losses from sales of securities or impairments in the value of portfolio securities.

(b)	Represents amounts for Old Republic’s holding company parent, minor corporate services subsidiaries, and a small life and health insurance operation.

The following table shows a compensation summary for the Chairman and Chief Executive Officer, the Chief Financial Officer and the four policy-making executive officers responsible for operations of the Company and its major segments. Bonus and stock option awards for Messrs. Zucaro and Kellogg have been based to a significant degree on the Corporation’s consolidated results, those of Messrs. Rager, Nard, and Yeager on the results of the General, Mortgage Guaranty, and Title Insurance segments, respectively, and those of Mr. Mueller and other non-policy-making executive officers and other associates on a composite of Old Republic’s segmented and consolidated results, as well as their individual performance evaluations by senior executive officers.

Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
					Change in
					Pension Value
				Value of	and Nonqualified
				Stock	Deferred
Name and				Option	Compensation	All Other (5)		Total
Principal Positions	Year	Salary (1)	Bonus (2)	Awards(3)	Earnings (4)	Compensation		($)

Aldo C. Zucaro	2009	$776,146	$ 40,748	$ -	$183,129	$ 22,577		$1,022,600
Chairman & Chief	2008	776,146	37,513	-	50,547	16,320		880,526
Executive Officer	2007	767,813	38,090	936,000	343,737	17,719		2,103,359
	2006	741,146	726,019	1,528,800	283,680	20,237		3,299,882
	2005	711,279	1,096,929	486,990	-	25,313		2,320,511

Karl W. Mueller	2009	385,000	113,446	13,116	24,886	7,216		543,664
Senior Vice President &	2008	370,833	103,724	38,000	15,876	7,807		536,240
Chief Financial Officer	2007	358,333	190,927	177,840	11,232	7,527		745,859
	2006	341,667	266,934	191,100	15,044	9,941		824,686
	2005	325,000	253,275	162,330	-	9,018		749,623

James A. Kellogg	2009	476,034	18,821	-	156,585	23,031		674,471
President & Chief	2008	472,400	18,273	-	79,904	20,246		590,823
Operating Officer	2007	467,400	18,632	397,800	(5,968)	13,402		891,266
	2006	413,233	449,186	327,600	104,700	17,737		1,312,456
	2005	357,400	421,948	162,330	-	15,766		957,444

Christopher S. Nard (6)	2009	395,000	31,916	52,464	-	13,365		492,745
Senior Vice President -	2008	375,333	31,209	152,000	-	17,106	(7)	575,648
Mortgage Guaranty	2007	351,833	31,702	280,000	-	33,521	(7)	697,056
	2006	343,500	784,135	409,500	-	36,138	(7)	1,573,273
	2005	305,167	757,856	229,967	-	29,878	(7)	1,267,397

R. Scott Rager (6)	2009	433,667	386,152	8,744	-	5,364		833,927
Senior Vice President -	2008	420,000	498,629	57,000	-	5,364		980,993
General Insurance	2007	374,500	486,440	257,400	-	487,109	(8)	1,605,449
	2006	294,583	430,770	256,815	-	5,982		988,150

Rande K. Yeager	2009	357,167	-	17,488	107,229	10,951		492,835
Senior Vice President-	2008	316,063	-	45,600	96,186	10,967		468,816
Title Insurance	2007	299,383	-	23,400	26,509	9,550		358,842
	2006	284,450	500,000	81,900	74,460	10,260		951,070
	2005	265,483	620,000	59,521	-	10,710		955,714

(1)
Since January 1, 2007, no employee of the Company or any of its subsidiaries have received any director fees for attending Board meetings of the Company or any of its subsidiaries. In the above table, each officer’s salary includes the non material amount of director fees for 2006 and 2005.

(2)
Includes the combined cash and deferred incentive compensation awards granted under the Company’s performance recognition plans or similar plans maintained by subsidiaries of the Company. In this table, both the cash and deferred portions are attributed to the year on which the award was based, even though the award was granted in the following calendar year. Prior to 2007, these awards were split 50% each into cash and deferred amounts, except as to Mr. Yeager whose awards were and continue to be 100% cash. Beginning in 2007, the first $25,000 was paid in cash and the balance was split 50% each into cash and deferred amounts. The deferred amounts included in this column are usually not payable before the person retires at 55 years of age or later. Beginning in 2007, the deferred portions accrue interest for awards made in 2005 and subsequent. For awards made prior to 2004 an interest equivalent multiplier may apply. The deferred amounts included in this column are shown without a present value discount but show the interest accrual on the deferred balances for the year. No incentive compensation awards were granted in 2007, 2008 or 2009 under the Company’s and its subsidiaries Key Employee Performance Recognition Plans. These plans have been suspended. However, certain executive officers and other employees have been granted bonus awards based on the Company’s segmented results as well as on their individual performance.  The 2009 and 2008 bonus awards shown for Messrs. Mueller and Rager represent such awards and interest ($13,446 and $12,924 and $26,152 and $23,629, respectively) on deferred incentive compensation plan balances outstanding at December 31, 2009. The 2009, 2008 and 2007 amounts shown for Messrs. Zucaro, Kellogg and Nard represent only interest on their deferred incentive compensation plan balances.

(3)
The value of options is calculated pursuant to the Black-Scholes model. The option values represent the estimated present value as of the date options were granted. Accordingly, the option awards included under this column were granted in the years shown and reflect, among other factors previously noted, an evaluation of earnings trends and returns on equity for prior years. The values shown for Messrs Mueller, Kellogg and Nard have been restated for 2008 and prior years to reflect changes in SEC rules regarding the presentation of such values.

The significant facts and assumptions incorporated in the Black-Scholes model used to estimate the value of the options include the following:
a)
Options are issued with an exercise price equal to 100% of the per share value at the close of trading (the “Fair Market Value”) of Common Stock on the business day immediately preceding the date of grant (the “Grant Date”).

b)
The term of each option is 10 years (unless such terms are otherwise shortened or forfeited due to termination of employment) but it is assumed that these executives would hold these options for 8 years.

c)
Specific interest rates are used for valuing the awards. Such rates are predicated on the interest rate on U.S. Treasury securities on the date of grant with a maturity date corresponding to that of the expected option life.

d)
A stock price volatility factor is utilized in valuing the option awards. This factor is calculated using daily stock prices for the period prior to the grant date corresponding with the expected option life.

e)	Expected annual dividend yields ranging between 6.5% and 3.5% are used in the calculation of the awards.

The ultimate value of the options will depend on the future market price of the Company’s Common Stock which cannot be forecasted with reasonable accuracy. The actual value, if any, that an optionee may realize upon exercise of an option will depend on the excess of the market value over the exercise price on the date the option is exercised.

The values attributed to options granted in the years 2005 to 2008 have been negated based on the actual market value of the company’s stock through March 12, 2010.
(4)
Represents the aggregate change in the actuarial present value of the accumulated benefits under all defined benefit and actuarial pension plans, including supplemental plans. The Company does not have any non-qualified deferred compensation plans that credit above market or preferential earnings to participants. No information is supplied for 2005 as that information is unavailable.

(5)
Includes all minor amounts covering the Company’s matching contribution to the officers’ ESSOP account; the value of the Company’s group term life insurance plan treated as income; the value of the personal use of a vehicle supplied for Company business; and the personal value of meals and club dues incurred for Company business.

(6)
Mr. Nard assumed additional responsibilities as an executive officer of the Company effective June 1, 2005; Mr. Rager assumed additional responsibilities as an executive officer of the Company and its General Insurance Companies effective June 1, 2006.

(7)	Includes the vested amounts accrued under the RMIC Profit Sharing Plan, of which their was none in 2008 and 2009, and a minor amount attributed to a health program available to all RMIC employees.
(8)	Includes a $400,000 relocation bonus and $84,362 in relocation expenses paid to Mr. Rager in connection with his move to the Company’s Chicago executive offices in 2007.

Annual Salary

      The Company’s objective in establishing annual salaries is to set them at amounts which:
1)	Are reasonably competitive in the context of prevailing salary scales in the insurance industry; and
2)	Provide a fixed, reasonable source of annual income.

The primary factors considered in varying degrees in establishing annual salaries are:

●  Business size and complexity of the operations with which the executive is associated;
●  The executive’s level of responsibility and experience;
●  The success of the executive’s business unit and evaluation of his or her contribution to that success.

When making these evaluations prevailing salary scales in the insurance industry, the annual consumer price index, trends in salary levels in published or private compilations and reports, and data contained in the proxy statements of publicly held insurance organizations are taken into account. No formula, set benchmark or matrix is used in determining annual salary adjustments. The decision regarding each executive officer is subjectively based upon all of the above factors, with the Compensation Committee members exercising their business judgment in consultation with the CEO, as to executive officers other than the CEO himself. The Company believes its annual salary compensation level for executive officers is below the median for the insurance industry and its peer group.

The salaries of the executive officers are reviewed on an annual basis during the first quarter of the year, and concurrently with a promotion or other significant change in responsibilities. Prior compensation, prior cash and/or deferred incentive awards, bonuses or prior gains from the exercise of stock options are not taken into account when setting current annual salaries for the CEO, CFO and other executive officers of the Company.

Incentive Awards and Bonuses

The Company uses incentive awards, comprised of both cash and deferred amounts, as well as bonuses. Incentive awards and bonuses are intended to afford eligible executive officers and certain key associates, an opportunity and incentive to increase their compensation based on management’s and the Compensation committee’s review of their performance.

Performance Recognition Plans

Under the Company's Key Employee Performance Recognition Plan (KEPRP) a performance recognition pool is established each year for allocation among eligible key employees of the Company and its participating subsidiaries, including the CEO and other executive officers. Employees eligible to share in this pool are selected by the Compensation Committee in consultation with the CEO. The CEO recommends the allocation of the pool to participants in the plan and the Compensation Committee then makes the sole determination with regard to the CEO's performance, eligibility and award from any remaining balance in the pool, and after deducting any pertinent earnings multiplier therefrom. Up to 50% of any one year’s pool amount may be carried forward for up to three years for later allocation. In designating eligible employees and determining amounts to be allocated, the Compensation Committee consults with the CEO and considers the positions and responsibilities of the employees, the perceived value of their accomplishments to the Company, their expected future contributions to Old Republic and other relevant factors. The Compensation Committee's evaluation of all such factors is subjective and based on the business judgment of its members.

Each year’s pool amount takes into account pre-established objectives approved by the Compensation Committee for return on equity and year over year growth in earnings. Calculation of the pool is made in accordance with a detailed formula affected by (a) the eligible participating employees' annual salaries, (b) the current year's earnings in excess of the prior year's earnings (excluding income from realized investment gains or losses), multiplied by a factor determined by the increase in the Company's earnings per share, and (c) the latest year's return on equity in excess of a minimum target return on equity equal to two times the mean of the five-year average post-tax yield on 10-year and 20-year U.S. Treasury Securities. For the past five years the minimum returns so calculated ranged between 5.34% and 6.32%. The pool is limited to a percentage of plan participants' aggregate annual base salaries, ranging from 10% to 150%, depending upon the amount by which the current year's actual return on equity exceeds the minimum target return on equity for the year. There is no prescribed guaranty or limit as to how much of the year's available pool may be awarded to each participant.

Prior to 2007, there was an immediate payment in cash of 50% of any award, as well as 50% of the multiplier factor applied to the deferred balances of prior years' participants; the balance of the award was deferred and vested at the rate of 10% per year of participation. Beginning in 2007, the first $25,000 of any award, including any multiplier applied to a deferred balance, is paid in cash. For awards in excess of that amount, 50% of the excess is paid in cash and 50% is deferred. The deferred balance, if any, is credited with interest at a rate approved annually by the Compensation Committee. Pursuant to the terms of the plan, participants become vested in their deferred account balances upon total and permanent disability, death, upon the earlier of attaining age 55 or being employed for 10 years after first becoming eligible or upon a change of control of the Company. Benefits are payable in a set number of equal installments, beginning no earlier than age 55, following termination of employment, death, disability, retirement or a change in control of the Company. Distributions for executive officers can begin no earlier than six months following their termination from service.

In addition to the KEPRP, the Company also maintains a number of separate plans for several individual subsidiaries, or segments of business such as the Mortgage Guaranty and Title Insurance segments. Such plans provide for the achievement of certain financial results and objectives as to each such entity.  Each of these plans operates in the same basic fashion as the Company’s Plan. The award pools for each plan are also established according to detailed formulas that take into account the increases in earnings, returns on equity in excess of a minimum target percentage, and other factors pertinent to each operating entity. Each separate subsidiary’s or operating center’s plan has a similar cash and deferred element, except for a few separate plans used for transaction-driven businesses, such as Title Insurance, which have historically been cash basis plans only.

Incentive awards are typically granted annually during the first quarter of the year to eligible employees who are employed as of the award date. This follows the receipt of independent auditors’ reports on the financial statements of the preceding year, and an evaluation of any pertinent and significant post balance sheet events and business trends.

The awards shown in the “Bonus” column of the preceding Summary Compensation Table for 2005 and 2006 were approved by the Compensation Committee following a review of the tangible factors cited at (a), (b), and (c) in the second paragraph of this section. As a result of the substantial decline in the earnings in 2007, 2008 and 2009 of the Company’s consolidated business and of its Mortgage Guaranty and Title Insurance segments in particular, no incentive awards or bonus payments were made to any of the policy-making executive officers responsible for the operations of the Company as a whole or the Mortgage Guaranty or Title Insurance units. In light of current business and financial conditions, the Compensation Committee, in consultation with the CEO, has determined to suspend the Company’s KEPRP and certain other plans. The current policy of the Compensation Committee is to grant bonus awards, if any, to executive officers and other employees based upon a composite of the Company’s segmented results as well as their individual performance evaluations by senior executive officers.

The following table sets forth certain information regarding non-qualified deferred compensation awards made to the persons listed in the Summary Compensation Table and shows the proforma balances of such accounts as of December 31, 2009. The individuals listed had no discretion as to whether they wished to defer any awards made to them by the Company and were not permitted to voluntarily make contributions of their own to the Company’s KEPRP. The amounts shown as contributed to the named persons’ accounts were based upon their performance for that year even though the award itself was made after year end following the receipt of the independent auditors’ reports on the financial statements of the Company, review of any significant post balance sheet events, and their continued employment. Similarly, the amount earned on prior year balances and the aggregate balances for these persons are presented as of the date coincident with the calculation and the making of awards in mid-March 2010.

Nonqualified Deferred Compensation

Name	Company’s Contributions 2009	Aggregate Earnings 2009	Aggregate Deferred Balance as of December 31, 2009
Aldo C. Zucaro	-	$ 40,748	$ 6,658,040
Karl W. Mueller	-	13,446	479,259
James A. Kellogg	-	18,821	1,487,647
Christopher S. Nard	-	31,916	2,233,336
R. Scott Rager	$ 175,500	26,152	1,990,175
Rande K. Yeager	-	-	-

Stock Option Awards

The Company believes that its CEO, executive officers, and other employees, who make a substantial contribution to long-term performance, should have an equity interest in the Company. The Company has maintained a non-qualified stock option plan for key employees of the Company and its participating subsidiaries for several decades. The current Plan was approved by the Company’s shareholders in 2006 and replaced a similar non-qualified stock option plans that had been in place for more than twenty-five years. Pursuant to the existing Plan the sum of option awards issued, when added to then outstanding options, may not be greater than 9% of the Company’s Common Stock issued and outstanding as of the end of the month immediately preceding the date of the awards. If the Proposed Amendment to the Incentive Plan as set forth elsewhere in this Proxy Statement is approved by the Company’s shareholders the maximum number of potential options available for grant will be reduced from a current amount of approximately 21.6 million under this formula to a set number of 14.5 million until the Incentive Plan terminates in 2016. All awards made after March 12, 2010 will reduce the 14.5 million shares authorized for future awards under the Proposed Amendment.

The objective of the plan is to encourage:

1)     an alignment of stockholder and employee interests,
2)     employee efforts to grow shareholder value, and
3)     a long-term commitment to the Company by participating employees.

Accordingly, stock option grants have not been limited solely to the CEO, and executive officers but have been available to a number of Company employees. The factors considered when making stock option awards include:

      ● the achievements of the individual,
      ● the overall performance of the Company,
      ● the anticipated contributions of awardees to the Company’s future success.

No formula, set benchmark or matrix is used in determining stock option awards. The relative significance of the above factors with respect to awards granted to the CEO, CFO and other executive officers is determined subjectively by the Committee using its business judgment, and in consultation with the CEO. The aggregate number of option shares granted over the past five years to all employees, including the CEO, the other executive officers of the Company and all employees has ranged from 0.4% to 1.1% of the then outstanding Common Stock of the Company.

Option awards are made once a year, usually during the first quarter following receipt of the independent auditors’ report on the financial statement for the preceding year. The Compensation Committee approves the total pool of option shares and the options granted to the CEO, and a number of the most senior executives of the Company and its subsidiaries. The options’ exercise price is the Fair Market Value of the Company’s Common Stock on the Grant Date. When making these awards the other sources of compensation for the participant, such as base salary and any other incentive awards, are taken into account so as to achieve a reasonable balance of cash and future income or value. The grant of options and their strike price are not linked to any Company action such as the release of earnings and have typically occurred during March of each year.

The following table sets forth certain information regarding options to purchase shares of Common Stock granted in 2009 to the executive officers listed in the Summary Compensation Table:

2009 Stock Option Grants
		All Other Option Awards:	Exercise or	Grant Date
	Grant	Number of Securities	Base Price	Fair Value of
Name	Date	Underlying Options	Of Option Awards	Option Award

Aldo C. Zucaro	-	-	-	-
Karl W. Mueller	3/25/09	15,000	$10.48	$ 13,116
James A. Kellogg	-	-	-	-
Christopher S. Nard	3/25/09	60,000	10.48	52,464
R. Scott Rager	3/25/09	10,000	10.48	8,744
Rande K. Yeager	3/25/09	20,000	10.48	17,488

The purchase price per share of Common Stock subject to an option was fixed by the Compensation Committee. Such purchase price was the fair market value of Common Stock on the Grant Date.

The term of each option was 10 years from the date of grant. Options are exercisable in accordance with the following vesting schedule: 10% at the end of the year of grant, and thereafter, annually at the rates of 15%, 20%, 25% and 30% so that at the end of the 5th fiscal year after the grant they are 100% vested. If the optionee dies, retires in good standing, after age 57, or becomes disabled, vesting acceleration occurs. In such cases and if a change in control of the Company to the extent of the higher of 10% of the shares covered for each year of service by the optionee or the actual vested percentage plus 50% of the unvested remaining shares. All option shares granted prior to 2006 are now fully vested.

Exercises of Stock Options During 2009

No stock options were exercised during 2009 by any of the executive officers named in the Summary Compensation Table.

Equity Compensation Plan Information

The following table sets forth certain information regarding securities authorized for issuance under equity compensation plans as of year end 2009. The Company only has equity compensation plans that have been approved by the Company's shareholders.

Equity Compensation Plan Status as of Year End 2009
	Number of		Number of securities
	securities to be		remaining available for
	issued upon exercise	Weighted-average	future issuance under
	of outstanding	exercise price of	equity compensation plans
	options, warrants	outstanding options,	(excluding securities
Plan Category	and rights	warrants and rights	reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved
by security holders	15,781,176	$17.49	5,880,514

Equity compensation plans not
approved by security holders	-	-	-

Total	15,781,176	$17.49	5,880,514

The following table sets forth information regarding the unexercised options held by the persons listed in the Summary Compensation Table. This table shows the option exercise price for each exercisable and unexercisable option held by each individual and the date upon which each option expires.

Outstanding Equity Awards at Year End 2009
	Number of Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option	Option
	Options	Options	Exercise	Expiration
Name	Exercisable	Unexercisable	Price	Date
Aldo C. Zucaro	300,000	-	$14.36	03/21/11
	318,750	-	16.86	03/20/12
	346,875	-	14.37	03/19/13
	346,875	-	19.32	03/09/14
	112,500	-	18.41	04/11/15
	196,000	84,000	21.48	05/26/16
	90,000	110,000	21.77	03/13/17
	-	-	12.95	03/18/18
	-	-	10.48	03/25/19

Karl W. Mueller	37,500	-	20.02	03/09/14
	12,500	-	18.41	04/11/15
	24,500	10,500	21.48	05/26/16
	17,100	20,900	21.77	03/13/17
	6,250	18,750	12.95	03/18/18
	1,500	13,500	10.48	03/25/19

James A. Kellogg	4,219	-	6.40	03/22/10(*)
	6,563	-	14.36	03/21/11
	7,500	-	16.86	03/20/12
	9,375	-	14.37	03/19/13
	25,000	-	19.32	03/09/14
	37,500	-	18.41	04/11/15
	42,000	18,000	21.48	05/26/16
	38,250	46,750	21.77	03/13/17
	-	-	12.95	03/18/18
	-	-	10.48	03/25/19

Christopher S. Nard	28,125	-	6.40	03/22/10(*)
	65,625	-	14.36	03/21/11
	56,250	-	16.86	03/20/12
	75,000	-	14.37	03/19/13
	75,000	-	19.32	03/09/14
	53,125	-	18.41	04/11/15
	52,500	22,500	21.48	05/26/16
	27,000	33,000	21.77	03/13/17
	25,000	75,000	12.95	03/18/18
	6,000	54,000	10.48	03/25/19

R. Scott Rager	15,000	-	16.86	03/20/12
	27,500	-	19.32	03/09/14
	28,750	-	18.41	04/11/15
	32,900	14,100	21.48	05/26/16
	24,750	30,250	21.77	03/13/17
	9,375	28,125	12.95	03/18/18
	1,000	9,000	10.48	03/25/19

Rande K. Yeager	14,063	-	16.86	03/20/12
	18,750	-	19.32	03/09/14
	13,750	-	18.41	04/11/15
	10,500	4,500	21.48	05/26/16
	2,250	2,750	21.77	03/13/17
	7,500	22,500	12.95	03/18/18
	2,000	18,000	10.48	03/25/19
(*) These options were exercised or lapsed in March 2010.

Pension Plans

The Company maintains the Old Republic International Corporation Salaried Employees Restated Retirement Plan (“ORI Employees Retirement Plan” or "Company Plan") for eligible employees and those of participating subsidiaries who had been employed through year end, 2004. Persons whose employment commenced on or after January 1, 2005 are not eligible to participate in the Company Plan but may participate in the Company’s 401(k) ESSOP. The Company Plan, which is noncontributory, provides for benefits based upon 1.5% of the participant's "Final Average Monthly Earnings" (1/60th of the aggregate earnings of the employee during the period of the five consecutive years of service out of the last ten consecutive years of service which results in the highest “Final Average Monthly Earnings”) multiplied by the participant's years of service. Earnings include base salary and commissions, but exclude cash and deferred incentive compensation awards granted under the Company's current or former KEPRP.

      The Company also maintains the Old Republic International Corporation Executive's Excess Benefit Plan (“ORI Excess Benefit Plan”) to provide certain key executives with pension benefits in excess of those provided by the Company Plan because of legal limitations that cap benefit payments. The ORI Excess Benefit Plan is administered by the Compensation Committee of the Board of Directors, which selected the employees to participate in this plan from those who are participants in the Company Plan. Mr. Zucaro is the only listed executive officer who qualified for participation under the ORI Excess Benefit Plan, as this plan was closed to any additional participants as of December 31, 2004.

Employees of the Old Republic National Title Group (“ORNTG”) who had been employed through year end 2003, participate in the Old Republic National Title Group Pension Plan instead of the Company Plan. The ORNTG Plan operates in the same basic fashion as the Company’s Plan except that benefits are calculated differently. The monthly benefit is 1.20% of the participants Final Average Monthly Earnings up to the Social Security Integration Level, and 1.75% of the amount in excess of that level, times the participant’s years of credited service limited to a maximum of 30 years. Employees who joined ORNTG on or after January 1, 2004 are ineligible to participate in the ORNTG’s Plan but may be eligible to participate in the Company’s 401(k) ESSOP.

Mr. Nard did not participate in the Company Plan because employees of Republic Mortgage Insurance Company (RMIC) participate in the RMIC Profit-Sharing Plan instead of the Company Plan. Likewise, Mr. Rager does not participate in the Company Plan.  He does, however, participate in the Great West Casualty Profit Sharing Plan and the Company’s ESSOP. These plans are described in the following section.

The following table sets forth the present value of the estimated benefits payable to an employee:

Pension Benefits
Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit (1)	Payments During Last Fiscal Year
Aldo C. Zucaro	ORI Employees Retirement Plan ORI Excess Benefit Plan	32.4 32.4	$1,306,188 2,863,938	- -
Karl W. Mueller	ORI Employees Retirement Plan	4.3	70,286	-
James A. Kellogg	ORI Employees Retirement Plan	32.8	866,018	-
Christopher S. Nard	None	-	-	-
R. Scott Rager	None	-	-	-
Rande K. Yeager	ORNTG Pension Plan	22.6	711,605	-
(1)
The present value of accumulated benefits payable following assumed retirement is calculated using interest and mortality assumptions consistent with those used for financial reporting purposes with respect to the companies’ audited financial statements. No discount is assumed for separation prior to retirement due to death, disability or termination of employment. The amount shown is based upon accrued service through year end 2009.

Employees Savings and Stock Ownership Plan

Under the Company's 401(k) qualified ESSOP, employees' savings, up to a maximum of 6%, are matched by employer contributions ranging from 20% to 140% of such savings in accordance with a formula based upon the percentages saved and the increase in the Company's average net operating earnings per share for the five years ending with the calendar year immediately prior to the year for which the contribution is made. The Company’s matching contribution applies to annual compensation up to a maximum of $150,000. For the year 2009, the Company’s match was set at 20% by this formula. Employees’ contributions are invested, at the employees’ direction, in a number of publicly traded mutual funds and employees may elect to purchase the Company’s Common Stock as an investment option. Employer contributions are invested exclusively in the stock of the Company. Prior to 2007 employees over age 55 and with 10 years of service credited under the Plan could diversify a portion of the employer's contributions out of the Company's stock and into alternative investments based on their age and years of service with the Company. For the year 2007 and in each subsequent year, employees with three or more years of service as of the prior years’ end (“three years of service”) may diversity the annual contribution of Company stock into alternative investments. Further, employees with three years of service may also diversify all of the prior contributions of Company stock at any time. The alternative investment choices include a number of publicly traded stock and bond mutual funds. Employees may also change their investments from the alternate investments permitted into investments in the Company’s stock. However, the number of times an employee may change their investments into or out of the Company’s stock is annually limited. A participant becomes vested in the account balance allocated from employer contributions upon being totally and permanently disabled, dying, or upon the earlier of attaining age 65 or being employed for 6 years. Vesting also occurs in increments of 20% a year, beginning after one year of service. Benefits are payable upon termination of service, death or disability, or following retirement and are subject to minimum distribution requirements set out in Treasury regulations under the Internal Revenue Code.  At the election of the participant, benefits derived from employer contributions are payable either in cash or the Company’s Common Stock.

Mr. Nard participates in the Company’s ESSOP as well as in the RMIC Profit Sharing Plan, a 401(k) qualified plan. The RMIC Profit Sharing Plan covers substantially all employees of RMIC and its affiliates. Contributions to the plan are determined annually by RMIC's Board of Directors, and voluntary contributions of up to 10% of annual income are permitted. There was no contribution made by RMIC in 2008 or 2009 based upon RMIC’s performance in 2008 and 2007. Employees’ contributions are invested, at the employees’ direction, in a number of publicly traded mutual funds and employees may elect to purchase the Company’s Common Stock as an investment option. RMIC Profit Sharing Plan participants' interests vest in increments of 10% of contributed amounts beginning with 40% after one year and extending to 100% after seven years. Account balances are payable upon death or permanent disability. Normal retirement is at age 65 and the plan provides for early retirement at age 50 with ten years of service. Benefits upon retirement may be received as a monthly annuity, periodic cash payments, or in a lump-sum distribution, at the participant's election.

Mr. Rager participates in the Company’s ESSOP as well as in the GWC Profit Sharing Plan, The GWC Profit Sharing Plan is a 401(k) qualified plan that covers substantially all employees of GWC and its affiliates. Under the terms of the Plan, employees may contribute up to 15% of their pay on a pretax basis. Contributions are subject to an annual maximum (set at $16,500 in 2009) which increases annually to reflect changes in the cost of living. GWC matches 25% of the employees first 6% of contributions and at the discretion of GWC’s Board of Directors may make additional contributions as determined annually. Employees’ share in discretionary contributions on a proportional basis according to their earnings. Employees’ contributions are invested, at the employees’ direction, in a number of publicly traded mutual funds and employees may elect to purchase the Company’s Common Stock as an investment option. GWC Profit Sharing Plan participants’ interest vests in increments of 20% of the Company’s contributions after two years of service and are 100% vested after six years of service. Benefits are payable upon normal retirement at age 65 and earlier upon death or permanent disability. Upon retirement a participant may elect a lump sum distribution or a direct rollover into an Individual Retirement Account.

Other Benefits

The Company’s philosophy on compensation does not encompass the disbursement of significant values by way of perquisites or personal benefits to its executive officers and other associates. Such benefits, as are in fact provided, include the personal value attributed to the use of Company supplied automobiles, the personal value of club memberships, and the value of personal meals. The value of these benefits to the CEO, CFO and other listed executive officers are shown in the “All Other Compensation” column of the Summary Compensation Table shown elsewhere in this proxy statement. The Company and most of its subsidiaries provide other employment benefits that are generally available to most other employees and include: 401(k) and profit sharing plans based on each subsidiary’s or operating unit’s profitability; group life insurance plans; group health insurance plans; paid holidays and vacations.

Change of Control, Severance or Retirement

None of the executive officers have employment contracts, and all are considered “at-will” employees of the Company. Further, the Company has no change of control or severance agreements such as “golden parachutes” in place for any of its executive officers. However, the benefit plans referred to above would be affected, in limited ways, by a change of control of the Company. Such an event would not result in additional compensation or benefits being paid to any executive officer or employee for the Company. Rather, the effect would be to accelerate the vesting of benefits under these plans and require the immediate payment of all deferred balances under the Company’s Performance Recognition Plans.

The above notwithstanding, the Company and its Board of Directors retain the right to enter into employment contracts or institute golden parachute and similar benefits for a number of its executives and other key associates immediately, and at any time circumstances may warrant, to protect the Company’s business interests. There is no assurance, however, that any of the selected executives would agree to such contracts.

Financial Restatement

The Company has adopted a policy that it will, to the extent permitted by law, attempt to recover bonuses, deferred compensation and stock option awards made to executive officers where such awards were predicated upon financial results that were subsequently the subject of a restatement resulting from any benefiting executive’s illegal or fraudulent actions. Where applicable, the Company will seek to recover any amount determined to have been inappropriately received by the individual executive.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to each of its five most highly paid executive officers. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. Annual cash incentive compensation and stock option awards generally are performance-based compensation meeting those requirements and, as such, are fully deductible. In light of the above rule, the Company has not adopted any policy with respect to compensation in excess of $1,000,000 being paid to executive officers.

Stock Ownership Guidelines

The Company encourages all its employees to own Company stock directly or through employee benefit plans such as its 401(k) ESSOP. All of its senior executive officers and directors own shares of the Company’s stock. The Table on page 2 shows the nature and amount of such holdings.

The Company has an equity ownership policy for its directors and senior officers. Pursuant to this policy, directors are required to acquire holdings in the Company’s Common Stock with a value of at least $250,000. This policy allows new directors three years during which to acquire such ownership with the valuation of such stock based upon the greater of current market value attained at any point in time or the original acquisition cost. All of the Company’s directors currently hold in excess of this requirement. For the most senior officers of the Company, the recommended value of Common Stock ownership is based upon the following multiples of the officer’s base salary:

CEO of the Company	6 times
President of the Company	4 times
Certain other senior officers of the Company and its subsidiaries	1.5 times

The value of all shares of Company Common Stock owned directly or held in employee benefit accounts by such officers together with the value of deferred compensation accounts are considered in meeting these objectives. Newly elected senior officers have five years to meet the pertinent requirement. Senior officers who are promoted to a position that suggests additional ownership of the Company’s Common Stock have three years from such promotion to meet the applicable requirement.

This Proxy Statement is filed by order of the Board of Directors.

                      SPENCER LEROY, III
                      Senior Vice President,
                      General Counsel, and
                      Secretary
Chicago, Illinois
April 9, 2010

EXHIBIT A

AMENDMENT
TO
2006 INCENTIVE COMPENSATION PLAN

THIS AMENDMENT is to the Old Republic International Corporation (the “Company”) 2006 Incentive Compensation Plan (the “Plan”).

WHEREAS, Section 8.1 of the Plan provides that the Company’s Board of Directors may, from time to time, amend the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the New York Stock Exchange (or such other principal securities exchange on which the Company’s securities are traded), and provided that the Board of Directors may not amend the Plan in a manner that would result in non-compliance with Rule 16b-3 of the Securities Exchange Act of 1934 or in any way impair rights under any award previously granted; and

WHEREAS, the Company’s Board of Directors has determined it advisable to amend the Plan with respect to Article 4, Section 4.1, limiting the number of shares of the Company’s stock.

NOW, THEREFORE, subject to the approval of the holders of shares of the Company’s stock entitled to vote at a duly constituted meeting of the Company’s shareholders within twelve (12) months hereafter:

1.      Section 4.1 of Article 4 of the Plan is amended to read in its entirety as follows:

“4.1.  Number of Shares Subject to the Plan.
(a) Subject to adjustment as provided in Section 8.2 hereof, the aggregate number of Shares available for Awards issuable pursuant to this Plan on and after May 28, 2010, shall be 14,500,000.

(b) If any Shares subject to an Award are forfeited, expire or terminate without issuance of all or a portion of the Shares subject to such Award, the Shares shall, to the extent of such forfeiture, expiration, termination or non-issuance, be added back to the number then remaining  available for Awards under the Plan.

(c) In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees prior to such acquisition or combination.”

2.      The first sentence of Section 9.13 of Article 9 of the Plan is amended to read as follows:

“The Plan, as amended and restated, shall be effective as of May 28, 2010, subject to its approval by the holders of the Shares entitled to vote at a duly constituted meeting of the stockholders of the Company within twelve (12) months thereafter.”

3.       The penultimate sentence of Section 9.13 of Article 9 of the Plan is amended ot read as follows:

“Awards may be granted under the Plan at any time and from time to time prior to the date of the Plan’s termination, as provided under Section 9.17 hereof, on which date the Plan will expire except as to Awards then outstanding under the Plan.

4.      The first sentence of Section 9.17 of Article 9 of the Plan is amended to read as follows:

“This Plan, as amended and restated, shall not be effective until it is approved by the affirmative vote of the holders of a majority of the Company’s securities present and entitled to vote at a meeting duly held in accordance with the applicable laws of Delaware.”

5.      Following its approval by the Company’s stockholders, this Amendment shall be effective as of May 28, 2010, and shall only apply to Awards made on or after such date.  Nothing contained herein shall affect or apply to any Awards made under the Plan prior to such date.

6.      Except as hereinabove otherwise specifically provided, the Plan remains unchanged and in effect.

IN WITNESS WHEREOF, the Company has caused its Chairman and Chief Executive Officer to execute this Amendment this 28th day of May, 2010.

         OLD REPUBLIC INTERNATIONAL CORPORATION

ATTEST:                                                                                         By: _____________________________________
                                 A. C. Zucaro, Chairman and
                                 Chief Executive Officer

____________________________

A-1

EXHIBIT B

AMENDED AND RESTATED
2006 INCENTIVE COMPENSATION PLAN

Old Republic International Corporation (the “Company”), a Delaware corporation, hereby establishes and adopts the following Amended and Restated 2006 Incentive Compensation Plan (the “Plan”).

1.	PURPOSE OF THE PLAN
The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve the Company who are expected to contribute to the Company's success and to achieve long-term objectives which will inure to the benefit of all stockholders of the Company through the additional incentives inherent in the Awards hereunder.

2.	DEFINITIONS
        2.1.         “Award” shall mean any Option, Other Stock Unit Award or any other right, interest or option relating to Shares, or other property (including cash) granted pursuant to the provisions of the Plan.
        2.2.         “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder, including through an electronic medium.
2.3.         “Board” shall mean the Board of Directors of the Company.
2.4.         “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
2.5.         “Committee” shall mean the Compensation Committee of the Board, consisting of no fewer than three Directors, each of whom is (i) a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) an “independent director” for purpose of the rules and regulations of the New York Stock Exchange (or such other principal securities market on which the Shares are traded).
2.6.         “Covered Employee” shall mean a “covered employee” within the meaning of Section 162(m) of the Code.
2.7.         “Director” shall mean a non-employee member of the Board.
2.8.         “Employee” shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person’s becoming an employee of the Company or any Subsidiary.
2.9.         “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
2.10.       “Fair Market Value” of Shares as of any date shall mean the composite transactions closing price for the Shares on the immediately preceding trading date of the New York Stock Exchange, as published in The Wall Street Journal (or if there were no reported prices on such date, on the last preceding date on which the prices were reported) or, if the Company is not then listed on the New York Stock Exchange, on such other principal securities exchange on which the Shares are traded, and if the Company is not listed on the New York Stock Exchange or any other securities exchange, the Fair Market Value of Shares shall be an amount, not less than book value, determined by the Committee in its sole discretion.
2.11.       “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.
2.12.       “Option Proceeds” shall mean the cash actually received by the Company for the option price in connection with the exercise of Options or options granted under the Prior Plans that are exercised after the effective date of the Plan, plus the maximum tax benefit that could be realized by the Company as a result of the exercise of such Options or options granted under the Prior Plans, which tax benefit shall be determined by multiplying (a) the amount that is deductible for federal income tax purposes as a result of any such option exercise (currently equal to the amount upon which the Participant's withholding tax obligation is calculated), times (b) the maximum federal corporate income tax rate for the year of exercise.
2.13.       “Other Stock Unit Award” shall have the meaning set forth in Section 5.1.
2.14.       “Participant” shall mean an individual who is selected by the Committee to receive an Award under the Plan.
2.15.       “Payee” shall have the meaning set forth in Section 9.1 hereof.
2.16.       “Performance Award” shall mean any Award granted pursuant to Article 6 hereof.
2.17.       “Performance Period” shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.
2.18.       “Permitted Assignee” shall have the meaning set forth in Section 8.3 hereof.
2.19.       “Prior Plan” shall mean the Amended and Restated 2002 Old Republic International Corporation Non-Qualified Stock Option Plan.
2.20.       “Shares” shall mean the shares of Common Stock of the Company, par value $1.00 per share.
2.21.       “Securities Act” shall mean the Securities Act of 1933, as amended.
2.22.       “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

3.	ELIGIBILITY AND ADMINISTRATION

3.1          Eligibility.  Any individuals who, in the discretion of the Committee, are in positions to affect the profitability and growth of the Company shall be eligible to be selected as Participants.

        3.2          Administration.
(a)
The Plan shall be administered by the Committee.  The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Participants to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent, and under what circumstances cash Awards made under the Plan shall be deferred; (vi) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (vii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (viii) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (ix) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b)
Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary.  A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

(c)
To the extent not inconsistent with applicable law, including Section 162(m) of the Code, or the rules and regulations of the New York Stock Exchange (or such other principal securities market on which the Shares are traded), the Committee may delegate to a committee of one or more Directors of the Company or, to the extent permitted by law, to one or more executive officers or a committee of executive officers of the Company or its Subsidiaries the right to grant Awards to Employees who are not executive officers of the Company and the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend Awards to Employees who are not executive officers of the Company.

4.      OPTIONS
4.1          Number of Shares Subject to the Plan.
(a)	Subject to adjustment as provided in Section 8.2 hereof, the aggregate number of Shares available for Awards issuable pursuant to this Plan, on and after May 28, 2010, shall be 14,500,000.
(b)
If any Shares subject to an Award are forfeited, expire or terminate without issuance of all or a portion of the Shares subject to such Award, the Shares shall, to the extent of such forfeiture, expiration, termination or non-issuance, be added back to the number then remaining available for Awards under the Plan.

(c)
In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees prior to such acquisition or combination.

4.2          Character of Shares.  Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, Treasury shares or shares purchased in the open market or otherwise.
4.3          Grant of Options.  Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan.  Any Option shall be subject to the terms and conditions of this Article 4 and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.
4.4          Award Agreements.  All Options granted pursuant to this Article 4 shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan.  The terms of Options need not be the same with respect to each Participant.  Granting of an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option.  Any individual who is granted an Option pursuant to this Article 4 may hold more than one Option granted pursuant to the Plan at the same time.
4.5          Option Price.  The option price per each Share purchasable under any Option granted pursuant to this Article 4 shall not be less than 100% of the Fair Market Value of such Share, as defined in Section 2.10 above.  Other than pursuant to Section 8.2 hereof, the Committee shall not without the approval of the Company’s stockholders (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option when the option price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award, or (c) take any other action with respect to an Option that may be treated as a repricing under the rules and regulations of the New York Stock Exchange (or such other principal securities market on which the Shares are traded).
4.6          Option Term.  The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted, except in the event of death or disability.
4.7          Exercise of Options.  Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by the giving of written notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased, accompanied by payment of the full purchase price for the Shares being purchased, together with the amount required to be withheld by the then current Internal Revenue Code and Regulations and applicable state income taxes.  Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds).  The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe.  In no event may any Option granted hereunder be exercised for a fraction of a Share.  No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

4.8          Amount Exercisable.  Each Option may be exercised, so long as it is valid and outstanding, from time to time in part or as a whole, subject to the following percentage limitations and any limitations with respect to the number of Shares for which the Option may be exercised at a particular time and to such other conditions as the Committee in its discretion may specify upon granting the Option.
(a) Options may be exercised in accordance with the following schedule of vesting:
Annual	Cumulative
10% as of December 31st of the year of the grant	10%
15% as of the second December 31st following the date of the grant	25%
20% as of the third December 31st following the date of the grant	45%
25% as of the fourth December 31st following the date of the grant	70%
30% as of the fifth December 31st following the date of the grant;	100%
(b)
If the Participant (i) dies while in the employ of the Company or any Subsidiary, or (ii) retires in good standing from the employ of the Company or any Subsidiary after attaining age 57, or (iii) retires as a result of disability under the then established rules of the Company or the Subsidiary, then options shall vest to the extent of the higher of:

(1)	10% of the number of Shares covered by the Option for each year that the Participant has been employed by the Company or any Subsidiary; or
(2)	the actual vested percentage determined pursuant to the schedule in subparagraph (a) above, plus 50% of the unvested remaining Shares;

determined as of the date of the Participant’s death or retirement, with no additional vesting thereafter; or

(c)
If there is any Change of Control of the Company, as defined below, regardless of the resulting price per Share of stock, then options shall vest in accordance with the vesting provisions set forth in the preceding subparagraph (b) hereof, and any Shares remaining unvested thereafter shall vest in accordance with the vesting schedule in subparagraph (a) above.

The right to purchase shall be cumulative and may be exercised as to any Shares not previously purchased during the remainder of the term of the Option.

For purposes of subparagraphs (b) and (c) above, years of employment shall be measured from the date an Employee was first employed by the Company or any Subsidiary and shall include periods of employment prior to the time when the Subsidiary or division of the Company was acquired by the Company.  As used in subparagraph (c) above, the term “Change of Control” of the Company refers to:  (i) the date of any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Shares of the Company’s stock would be converted into cash, securities or other property; or (ii) the date of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, other than any sale, lease, exchange or other transfer to any corporation where the Company owns, directly or indirectly, at least 80% of the outstanding voting securities of such corporation after any such transfer; or (iii) the date of any plan or proposal for the liquidation or dissolution of the Company; or (iv) the date any person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934), other than the Old Republic International Corporation Employees Savings and Stock Ownership Trust or any other trust established by or contributed to by the Company or any of its Subsidiaries for the benefit of Employees of the Company or its Subsidiaries, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 20% or more of the Company’s outstanding stock; or (v) the date, during any period of twenty-four (24) consecutive months, on which individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof.
4.9.         Termination of Options Upon Severance of Employment.  Except as otherwise expressly provided herein, Options shall terminate immediately upon severance of the employment relationship between the Company and its Subsidiaries and the Participant for any reason, for or without cause, other than death or retirement in good standing from the employ of the Company or its Subsidiaries for reasons of age or disability under the then established rules of the Company or the Subsidiary.  Whether authorized leave of absence, or absence on military or government service, shall constitute severance of the employment relationship between the Company and the Subsidiary and the Participant shall be determined by the Committee at the time thereof.

(a)
Death.  In the event of the death of a Participant while in the employ of the Company or any Subsidiary and before the date of expiration of an Option held by such Participant, such Option shall terminate on the earlier of its date of expiration or four (4) years following the date of such death.  After the death of the Participant, the Participant’s executors, administrators, or any person or persons to whom the Participant’s Option may be transferred by will, by the laws of descent and distribution or by beneficiary designation shall have the right, at any time prior to such termination, to exercise the Option, in whole or in part.  The number of Shares vested and exercisable, however, shall be determined as of the date of death, with no further vesting thereafter.

(b)
Retirement.  If, before the date of expiration of an Option, the Participant holding the Option shall be retired in good standing from the employ of the Company or any Subsidiary for reasons of age or disability under the then established rules of the Company or the Subsidiary, the Option shall terminate on the earlier of the normal date of expiration or four (4) years after the date of such retirement.  In the event of such retirement, the Option shall be exercisable prior to the termination of such Option to the extent to which the Participant was entitled to exercise such Option immediately prior to such retirement unless the provisions of Section 4.8(b) hereof concerning accelerated vesting apply.  An employment relationship between the Company and the Participant shall be deemed to exist during any period in which the Participant is employed by the Company or any Subsidiary.  If the Participant dies after retirement, but prior to the expiration date of the Option, the Option period shall not be extended but shall terminate on the earlier of the date of expiration or four (4) years after the date of retirement.  The number of Shares vested and exercisable, however, shall be determined as of the date of retirement, with no further vesting thereafter.

(c)
Change of Control of the Company.  In the event of any involuntary severance of the employment relationship between the Participant and the Company or its Subsidiaries occurring within eighteen (18) months after any Change of Control of the Company, as defined in Section 4.8 hereof, such Option shall terminate on the earlier of its scheduled date of expiration or six (6) months following severance of the employment relationship.

4.10.       Requirements of Law.  The Company shall not be required to sell or issue any Shares under any Option if the issuance of such Shares shall constitute a violation by the holder or the Company of any provisions of any law or regulation of any governmental authority. In addition, in connection with the Securities Act, upon exercise of any Option, the Company shall not be required to issue such Shares unless the Committee has received evidence satisfactory to it to the effect that the holder of such Option will not transfer such Shares except pursuant to a registration statement in effect under the Securities Act or unless an opinion of counsel to the Company has been received by the Company to the effect that such registration is not required.  Any determination in this connection by the Committee shall be final, binding and conclusive.  At the request of the Company to enable it to comply with the Securities Act, the person exercising the Option shall also represent in writing that the Shares acquired upon exercise of the Option are being acquired for the holder’s own account for investment and not with a view to resale.  In the event the Shares issuable on exercise of an Option are not registered under the Securities Act, the Company may imprint the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Securities Act.

“The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any state and may not be sold or transferred except upon such registration or upon receipt by the Company of an opinion of counsel satisfactory to the Company, in form and substance satisfactory to the Company, that registration is not required for such sale or transfer.”

The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act (as now in effect or as hereafter amended); and in the event any Shares are so registered the Company may remove any legend on certificates representing such Shares.  The Company shall make reasonable efforts to cause the exercise of an Option or the issuance of Shares pursuant thereto to comply with any law or regulation of any governmental authority.
4.11.       No Rights as Shareholder.  No Option holder shall have rights as a shareholder with respect to Shares covered by the Option until the date of issuance of a stock certificate for such Shares; and, except as otherwise provided in Section 8.2 hereof, no adjustment for dividends, or otherwise, shall be made if the record date thereof is prior to the date of issuance of such certificate.

5.      OTHER STOCK UNIT AWARDS
5.1           Grants.  Stock appreciation rights, restricted stock or other Awards of units having a value equal to an identical number of Shares (“Other Stock Unit Awards”) may be granted hereunder to Participants, in addition to other Awards granted under the Plan.  Other Stock Unit Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based incentive compensation.
5.2           Award Agreements.  The terms of Other Stock Unit Awards granted hereunder shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan.  The terms of such Awards need not be the same with respect to each Participant.
5.3           Payment.  Except as provided in Article 7 or as may be provided in an Award Agreement, Other Stock Unit Awards may be paid in Shares, cash or other property, or any combination thereof, in the sole discretion of the Committee at the time of payment.  Other Stock Unit Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

6.      PERFORMANCE AWARDS
6.1           Grants.  Performance Awards in the form of cash may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan.  The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and shall be based upon the criteria set forth in Section 7.2 hereof.
6.2           Award Agreements.  The terms of any Performance Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan.  The terms of Performance Awards need not be the same with respect to each Participant.
6.3           Terms and Conditions.  The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee; provided, however, that a Performance Period shall not be shorter than twelve (12) months.  The amount of the Award to be distributed shall be conclusively determined by the Committee.
6.4           Payment.  Except as may otherwise be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period.  Performance Awards shall be paid in cash and may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

7.      CODE SECTION 162(m) PROVISIONS
7.1           Covered Employees.  Notwithstanding any other provision of the Plan, if the Committee determines at the time an Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 7 is applicable to such Award.
7.2           Performance Criteria. If the Committee determines that an Award is subject to this Article 7, the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following:  net sales; revenue; revenue growth; operating income; pre- or after-tax income (before or after allocation of corporate overhead and bonus); net earnings; earnings per share; net income; division, group or corporate financial goals; return on equity; total shareholder return; return on assets or net assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models; comparisons with various stock market indices; reductions in costs; cash flow (before or after dividends); cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital; cash flow return on investment; improvement in or attainment of expense levels or working capital levels; and cash margins.  Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies.  The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with generally accepted accounting principles.  Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.
7.3           Adjustments.  Notwithstanding any provision of the Plan (other than Section 7.5 hereof), with respect to any Award that is subject to this Article 7, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant or as otherwise determined by the Committee in special circumstances.
7.4           Restrictions.  The Committee shall have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.
7.5           Impact of Change of Control.  The terms of any Performance Award may provide in the Award Agreement evidencing the Award that, upon a “Change of Control” of the Company (as that term may be defined therein), all Performance Awards shall be considered to be earned and payable (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change of Control), and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed.  For purposes hereof, a “Change of Control” shall mean an event described in an Award Agreement evidencing the Award or such other event as determined in the sole discretion of the Board.
7.6           Termination of Employment.  The Committee shall determine and set forth in each Award Agreement whether any Performance Awards granted in such Award Agreement will continue to be exercisable, and the terms of such exercise, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary, whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise.  The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.
7.7           Limitations on Grants to Individual Participant.  Subject to adjustment as provided in Section 8.2, no Participant may be granted (i) Options during any thirty-six month period with respect to more than 2,000,000 Shares, or (ii) Other Stock Unit Awards that are denominated in Shares in any thirty-six month period with respect to more than 400,000 Shares.  In addition to the foregoing, the maximum dollar value payable to any Participant in any twelve-month period with respect to Performance Awards is $3,000,000.

8.      GENERALLY APPLICABLE PROVISIONS
8.1           Amendment and Termination of the Plan.  The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the New York Stock Exchange (or such other principal securities market on which the Shares are traded) provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act.  In addition, no amendments to, or termination of, the Plan shall in any way impair the rights of a Participant under any Award previously granted without such Participant's consent.

8.2            Adjustments.  In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee, in its sole discretion, deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number.
8.3           Transferability of Awards.  Except as provided below, and except as otherwise authorized by the Committee in an Award Agreement, no Award and no Shares subject to Awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will, living trust or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative.  Notwithstanding the foregoing, an Award may be assigned to a beneficiary pursuant to a written designation filed with the Company during the Participant’s lifetime (each transferee thereof, a “Permitted Assignee”); provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that the Participant shall remain bound by the terms and conditions of the Plan.  The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section 8.3.

9. MISCELLANEOUS
9.1.          Tax Withholding.  The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant or a Permitted Assignee thereof (any such Participant or Permitted Assignee hereafter referred to as a “Payee”) net of any applicable federal, state and local taxes required to be paid or withheld as a result of the grant of any Performance Award or the exercise of an Option.  The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes.  If the Payee shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations.
9.2.          Right of Discharge Reserved; Claims to Awards.  Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee at any time for any reason.  Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship.  No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.
9.3.          Prospective Recipient.  The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.
9.4.          Substitute Awards.  Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.
9.5.          Cancellation of Award.  Notwithstanding anything to the contrary contained herein, all outstanding Awards granted to any Participant shall be canceled if the Participant, without the consent of the Company, while employed by the Company or any Subsidiary or after termination of such employment or service, establishes a relationship with a competitor of the Company or any Subsidiary or engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary, as determined by the Committee in its sole discretion.  The Committee may provide in an Award Agreement that if within the time period specified in the Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company.
9.6.          Stop Transfer Orders.  All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
9.7.          Nature of Payments.  All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company.  Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary.
9.8.          Other Plans.  Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

9.9.          Severability.  If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect.  If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.
9.10.         Construction.  As used in the Plan, the words “include” and “including” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”
9.11.         Unfunded Status of the Plan.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation.  With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.  In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.
9.12.         Governing Law.  The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Illinois, without reference to principles of conflict of laws, and construed accordingly.
9.13.         Effective Date of Plan; Termination of Plan.  The Plan, as amended and restated, shall be effective as of May 28, 2010, subject to its approval by the holders of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company within twelve (12) months thereafter.  The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect.  Awards may be granted under the Plan at any time and from time to time prior to the date of the Plan’s termination, as provided under Section 9.17 hereof, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.
9.14.         Foreign Employees.  Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy.  The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Employees on assignments outside their home country.
9.15.         Compliance with Section 409A of the Code. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent.  To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee.  Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.
9.16.         Captions.  The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.
9.17.         Shareholder Approval and Termination.  This Plan, as amended and restated, shall not be effective until it is approved by the affirmative vote of the holders of a majority of the Company’s securities present and entitled to vote at a meeting duly held in accordance with the applicable laws of Delaware.  It shall terminate on February 23, 2016, provided, however, that the Board may at any time amend, suspend or terminate the Plan.  No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall have been theretofore granted, adversely affect the rights of such Participant under such Award.

IN WITNESS WHEREOF, the Company has caused its Chairman and Chief Executive Officer to execute this Amended and Restated 2006 Incentive Compensation Plan this 28th day of May, 2010.

           OLD REPUBLIC INTERNATIONAL CORPORATION

ATTEST:                                                                                            By: _____________________________________
                                   A. C. Zucaro, Chairman and
                                   Chief Executive Officer

____________________________________